UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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AutoZone, Inc.

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Dear Stockholders,

In connection with our 2024 Annual Meeting of Stockholders to be held at the J. R. Hyde III, Store Support Center in downtown Memphis on December 18th, 2024, it is my honor to address you, our owners, on key developments that have occurred since our last annual meeting.

For the first time in nearly two decades, our board of directors (“board”) facilitated a rigorous and robust succession planning process which lasted over three years culminating in the selection of Phil Daniele, who on January 2nd, 2024, became AutoZone’s fifth Chief Executive Officer in our rich history.  We recently completed our annual review processes of the board and its committees and during that exercise, every director reported being very pleased with the process and ecstatic with the outcome.

As part of the succession planning process, the board also requested that I remain Chairman of the Board and move into an Executive Chairman role.  In this role, I’m pleased to continue to work with Phil and our talented Executive Committee (the senior most leaders of the management team).  While I thoroughly enjoy working with the team in this capacity, sharing my experiences, perspectives and historical knowledge, it is important for everyone to have clarity – my role is one of advisor, coach, sounding board and mentor - Phil, in his role as President and CEO, is the ultimate decision maker.  These changes resulted in us splitting the roles of Chairman and CEO for the first time since 2007.  In our shareholder outreach, we’ve heard mixed perspectives on having these roles combined or split.  Our board believes in optimizing the structure based on the talents and capabilities of the leadership at the time and we will evaluate future structures when appropriate.  Today, our plan is to utilize this structure for the foreseeable future.

Our board is constantly working to enhance its performance and, as part of this quest for continuous improvement, for the fourth time in the last 12 years, we hired a third party to lead and facilitate a formal 360 review process for each member of the board.  These reviews were both quantitative and qualitative and included feedback from several of our key Executive Committee members.  Also, this year, we comprehensively evaluated our corporate governance principles which were initially developed in the early 2000s.  Our fresh assessment of these principles led to robust discussions about important topics like age and tenure limits, committee rotations and the number of public boards on which our directors may serve.  The Board ultimately decided not to set arbitrary age or tenure limits.  Instead, it prefers to hold itself accountable to effectively self-govern and refresh when appropriate.

We are proud of the diversity of the Board.  As we have learned over the years, diverse backgrounds, experiences and perspectives lead to better decisions and performance.  In evaluating our board today, we note that we have an emerging tenure issue, as our overall tenure is higher than the S&P 500.  Accordingly, we, as a board, are committed to refreshment and will do so in a thoughtful and disciplined manner.  Recently, two of our directors, Enderson Guimaraes and D. Bryan Jordan, have shared their intentions to not stand for re-election this December.  These changes will result in our board consisting of nine directors and we will begin a formal search process led by a third party to help us identify one or two incremental directors.

I want to thank Enderson and Bryan for their service to our company for more than a decade.  They both have brought unique perspectives that they willingly share with our board and management team enriching the discussions and leading to better outcomes.

Historically, our say-on-pay vote has been in the high eighties or low nineties.  Last year, our say-on-pay vote dropped into the high seventies.  In response to this lower percentage, the chair of our compensation committee, along with our Vice President of Investor Relations, reached out to our shareholders to discuss our compensation program.  We shared our approach and philosophy, resulting performance and we listened and have made changes to our program, which are reflected in the Compensation Discussion and Analysis report enclosed.  I recommend you review this in-depth disclosure, as we believe our program is a crucial part of our success.

We continued our cadence of publishing our Environmental, Social and Governance (“ESG”) Report in mid-April.  This report reflects the progress we’ve made in pursuit of our 2025 and 2030 environmental goals and our work to meet our aspirational goal in 2050.

Over the course of the last few months, we have held off-season engagement with you, our owners, representing approximately 50% of shares outstanding sharing these changes and listening to your thoughts and ideas.  We thank you for sharing and have taken your feedback to heart.

On behalf of the Board, I invite you to join us for our 2024 Annual Meeting of Stockholders and as always, we appreciate your investment in us and your continued support.

Sincerely,

Bill Rhodes Executive Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	PLACE	RECORD DATE
December 18, 2024 8:00 a.m. Central Time	J. R. Hyde III Store Support Center 123 S. Front Street Memphis, Tennessee 38103	Close of business on October 21, 2024

ITEMS OF BUSINESS
1. Election of 9 directors
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year
3. Advisory vote on the compensation of named executive officers
4. Advisory vote on reducing the ownership threshold to call special meeting of shareholders
5. Shareholder proposal

In addition, we will transact such other business properly brought before the meeting.

VOTING

Your vote is important. We strongly encourage you to submit your vote as promptly as possible through the Internet, by telephone or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or nominee). For more specific instructions on how to vote, please see page 79.

MEETING MATERIALS

This Proxy Statement and our 2024 Annual Report are available on the Investor Relations section of our website at www.investors.autozone.com. Additionally, you may access our proxy materials at www.envisionreports.com/AZO.

ATTENDING THE MEETING

We are holding the 2024 Annual Meeting at the J. R. Hyde III Store Support Center located at 123 S. Front St, Memphis, Tennessee 38103. For additional information on how you may attend or vote at the meeting, please see page 79.

Memphis, Tennessee XXXXXXXX, 2024	By Order of the Board of Directors, Jenna M. Bedsole Secretary

PROXY SUMMARY

This Proxy Summary provides general information about AutoZone and highlights information contained elsewhere in this Proxy Statement. As it is only a summary, please refer to the entire Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended August 31, 2024 before you vote. In this Proxy Statement, we use the term “AutoZone,” “we,” “us,” “our” and “the Company” to refer to AutoZone, Inc.

MEETING INFORMATION

DATE & TIME	LOCATION	RECORD DATE
December 18, 2024 at 8:00 a.m. CT	J. R. Hyde III Store Support Center, 123 S. Front Street, Memphis, Tennessee 38103	Shareholders of record as of the close of business on October 21, 2024 are entitled to vote.

ITEMS OF BUSINESS

Proposal Number		Board Recommendation	Page
1.	Election of 9 directors	FOR each of the directors	25
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year	FOR	31
3.	Approval of an advisory vote on the compensation of named executive officers	FOR	33
4.	Advisory vote on reducing the ownership threshold to call a special meeting of shareholders	FOR	34
5.	Shareholder Proposal	AGAINST	35

VOTING

We strongly encourage you to submit your vote as promptly as possible through the Internet, by telephone or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or nominee). You may also attend the Annual Meeting and vote in-person.

Internet	Telephone	Mail	At the Meeting
Visit the website on your proxy card, voting instruction form or electronic communications.	Call the telephone number on your proxy card, voting instruction form or electronic communications.	Sign, date and return your proxy card or voting instruction form in the enclosed envelope.	Attend the Annual Meeting and vote in-person.

For more specific instructions on how to vote as well as how to attend the Annual Meeting, please see page 79.

ABOUT THESE MATERIALS

We began mailing our Notice of Internet Availability of Proxy Materials (the “Notice”) to each shareholder entitled to vote at the Annual Meeting on or about XXXXXXXXX, 2024. Our Board of Directors (the “Board”) has sent you this Proxy Statement to solicit your vote at the Annual Meeting or any adjournment thereof.

2024 Proxy Statement	1

AutoZone Highlights

FY24 FINANCIAL AND OPERATIONAL HIGHLIGHTS*

●
$18.5 Billion in Revenue and $149.55 Diluted Earnings per Share
●
Completed $3.2 billion in Share Repurchases
●
Average of 21.1% Total Shareholder Return (TSR) for past 20 years
●
7,353 Stores Globally, including 6,432 in the U.S., 794 in Mexico and 127 in Brazil
●
5,898 Commercial Programs in the U.S.

For more information, see: AutoZone’s Form 10-K for the fiscal year ended August 31, 2024 (the “FY24 Form 10-K”) filed with the Securities and Exchange Commission (“SEC”).

CORPORATE GOVERNANCE

●
Board Leadership consists of Executive Chairman and Lead Independent Director
●
Disciplined succession planning efforts resulted in appointment of new President and Chief Executive Officer with over 30 years of AutoZone tenure and nearly 40 years of industry experience
●
Audit, Compensation and Nominating & Corporate Governance Committees (the “Standing Committees”) made up entirely of Independent Directors
●
Use of Third-Party Firm for 2021 and 2024 Board Evaluations
●
Review and update of Corporate Governance Principles in FY24, which includes Board Diversity Policy
●
Committee charters reflect strong oversight of environmental, social and governance (“ESG”) matters

For more information, see: Corporate Governance beginning on page 7.

EXECUTIVE COMPENSATION

●
Significant portion of executive’s compensation is variable or at-risk
●
Annual Incentive Plan tied to economic profit, as a function of Earnings Before Interest and Taxes (“EBIT”) and Return on Invested Capital (“ROIC”)
●
Robust Shareholder Engagement led by Chair of the Compensation Committee to understand Say-On-Pay Vote
●
Compensation plans and practices reviewed to ensure they do not encourage excessive risk-taking
●
Stock Ownership Guidelines aligned to compensation strategy

For more information, see: Compensation, Discussion & Analysis beginning on page 38.

SHAREHOLDER ENGAGMENT

●
Conduct year-round outreach through our Board leadership, senior management, investor relations and legal teams to understand shareholders’ perspectives, priorities and concerns
●
In the Summer and Fall of 2024, invited investors representing 67% of shares outstanding to discuss corporate governance, leadership transition and say-on-pay

For more information, see: Shareholder Engagement on page 21 and, for compensation-related engagement, page 41.

* Information reflected as of, and for the fiscal year ended, August 31, 2024, as applicable

Disclaimer: The contents of any websites, reports or other materials are not incorporated by reference into this proxy statement and do not constitute a part of this proxy statement.

2	2024 Proxy Statement

CULTURE

●
Our Pledge and Values foster a strong, unique and powerful culture of teamwork and customer service. Every AutoZoner, from the Board of Directors and CEO Team (Vice Presidents and above) to AutoZoners in our stores, strive to Live the Pledge.
●
Meetings at AutoZone begin with our Cheer and Pledge, to remind us of our commitment to customer satisfaction and our promise to put customers first, and an Extra Miler Story, to recognize fellow AutoZoners for living our Pledge and Values and taking care of our customers.
●
We believe our commitment to living the Pledge and Values and strong culture of recognition is what sets us apart from our competitors and drives our success.

HUMAN CAPITAL MANAGEMENT

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Approximately 126,000 AutoZoners Globally
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Named to Forbes World’s Best Employers for 2021, 2022 and 2023
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Significant diversity of backgrounds, experiences and tenures represented on the Board and Executive Committee
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Six Business Resource Groups (“BRGs”) supported by a cross-functional Diversity Council and Diversity, Equity and Inclusion (“DEI”) Steering Committee
●
Published EEO-1 compliance disclosure in ESG Report

For more information, see: Our most recent ESG Report at investors.autozone.com.

Forward Looking Statements: Certain statements contained in this proxy statement, including statements about our estimates, expectations, beliefs, intentions or strategies, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, some of which are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Company’s Annual Report on Form 10-K for the year ended August 31, 2024. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

2024 Proxy Statement	3

Board of Directors Nominees

The following tables do not include information about Enderson Guimaraes and D. Bryan Jordan, each of whom have notified the Company of their intention not to stand for reelection.

Name and Principal Occupation	Independent	Age	Director Since	Diversity		Committee Membership
				Gender	Ethnicity	Audit	Comp	NomGov
Philip B. Daniele, III President and CEO of AutoZone, Inc.		55	2024
Michael A. George Former President and CEO of Qurate Retail		63	2022			M
Linda A. Goodspeed Former Managing Partner and COO of WealthStrategies Financial Advisors		62	2013			M	M
Earl G. Graves, Jr. President and CEO of Black Enterprise	Lead	62	2002
Brian P. Hannasch Former President and CEO of Alimentation Couche-Tard		58	2022				M
Gale V. King Former EVP and Chief Administrative Officer of Nationwide Mutual Insurance Company		68	2018				M
George R. Mrkonic, Jr. Former Non-Executive Chairman of Maru Group		72	2006			M
William C. Rhodes, III Executive Chairman and former President and CEO of AutoZone, Inc.		59	2005
Jill A. Soltau Former CEO of J.C. Penney Company, Inc.		57	2018					M
indicates Committee Chairperson M indicates Committee Member “Lead” indicates Lead Independent Director		“CEO” indicates Chief Executive Officer “COO” indicates Chief Operating Officer “EVP” indicates Executive Vice President

4	2024 Proxy Statement

BOARD Skills

Core Skills		Distinct Strengths
Leadership	9 / 9	Retail & Consumer	8 / 9
Financial Literacy	9 / 9	International	5 / 9
Other Public Company Board Experience	7 / 9	Technology	7 / 9
Strategy & Business Development	9 / 9	CEO Experience	6 / 9
Risk Management	9 / 9	Financial Expertise	5 / 9
		Supply Chain	6 / 9
		Human Capital Management	7 / 9

BOARD COMPOSITION

Independence		Diversity of Independent Directors
Independent	7 / 9	Gender	3 / 7
Not Independent	2 / 9	Race / Ethnic	2 / 7

Age of Independent Directors		Tenure of Independent Directors
50 – 59 years	2 / 7	0-5 Years	2 / 7
60 – 69 years	4 / 7	6-10 Years	2 / 7
70+ years	1 / 7	11-15 Years	1 / 7
		16+ Years	2 / 7

Executive Committee AT-A-Glance

Diversity	DEI Leadership*	Tenure
Female: ●●●	BRG Sponsors: ●●●●●●	0-10 Years: ●●●●●
Black: ●●●	DEI Council Members: ●●●●●	11-20 Years:
Hispanic / Latin: ●		21+ Years: ●●●●●●●
Two or More Races: ●
Total: 12 Executive Committee Members

* Refers to leadership, support and promotion of the Company’s DEI initiatives, through serving as an Executive Sponsor of a BRG, a member of the DEI Council or a member of the DEI Steering Committee.

AutoZone is committed to continuing to build a diverse organization that represents our customers and the communities in which we serve. This commitment to diversity begins at the top, and we are proud of the quality, strength, experience, tenure and racial, ethnic and gender diversity of both our Board and our Executive Committee.

2024 Proxy Statement	5

6	2024 Proxy Statement

CORPORATE GOVERNANCE

AutoZone has a long-standing commitment to promoting the long-term interests of our customers, AutoZoners and shareholders. In furtherance of this commitment, the Board has adopted a comprehensive governance framework to allow it to provide effective oversight and make informed decisions relating to the business, strategy, risk, culture and more. The following section discusses key aspects of our corporate governance structure, principles and practices.

Governance Framework

Board leadership structure

We do not have an express policy on whether the roles of Board Chairman and Chief Executive Officer should be combined or separated. Instead, the Board prefers to maintain the flexibility to determine which leadership structure best serves the interests of our shareholders. If the positions of the Chairman of the Board and CEO are held by the same person, or if the Chairman is employed by or not independent of AutoZone, then the Board will select an independent director to serve as the Lead Independent Director.

Currently, our Board believes that having an Executive Chairman, a Lead Independent Director, Independent Committee Chairs, Independent Committee members for all Standing Committees and a substantial majority of Independent Board members provides the best Board structure for AutoZone. Additionally, the Board believes having an Executive Chairman with a newly appointed CEO allows for a more thoughtful leadership transition among management and at the Board level. This structure, together with our other corporate governance practices, provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company.

The Board has regularly reevaluated this leadership structure as part of the Board evaluation and Board succession planning processes to ensure these important governance matters are considered thoroughly and holistically.

Lead Independent Director

Earl G. Graves, Jr. Lead Independent Director

Our Lead Independent Director, Earl G. Graves, Jr., is a non-employee director who is elected by the Board annually. Our Corporate Governance Principles provide our Lead Independent Director with clearly defined responsibilities as follows:

●
Presides at all executive sessions of the independent directors of the Board (without management present) at every regularly scheduled Board meeting;
●
Chairs Board meetings when the Chairman is not present;
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Works with management to determine the information and materials to be provided to the Board;
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With Chairman, approves Board meeting agendas, schedules, and other information to be provided to the Board;
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Consults with the Chairman and the CEO on such other matters as are pertinent to the Board and the Company;
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Has the authority to call meetings of the independent directors;
●
Is available for direct communication and consultation with stockholders upon reasonable request; and
●
Serves as a liaison between the Chairman and the independent directors.

2024 Proxy Statement	7

In addition, our Lead Independent Director, Mr. Graves, currently serves as Chairman of the Nominating and Corporate Governance Committee, which enables him to ensure the governance practices of the Board are best suited for the needs of the Company and its shareholders. In this capacity, Mr. Graves and the other independent members of the Nominating and Corporate Governance Committee oversee Board evaluations and Board refreshment, among other things.

Director independence

As stated in AutoZone’s Corporate Governance Principles, a substantial majority of the Board of Directors should be independent in accordance with the rules of the New York Stock Exchange (“NYSE”). The Board annually assesses each director’s independence after reviewing relevant relationships involving the director and AutoZone. As part of this review, the Nominating and Corporate Governance Committee and the Board considered all such relationships involving AutoZone’s non-employee directors, including the below matters.

Ordinary Course Transactions and Business Relationships. The Company routinely procures goods or services from various entities for which a director or his or her immediate family member may be affiliated. During FY24, all such transactions were conducted in the ordinary course of business and on an arms-length basis.

●	Ms. Soltau is a member of the board of directors of Southwest Airlines Co. from which AutoZone purchased airline tickets.
●	Mr. Hannasch is Special Advisor to the President and Chief Executive Officer of Alimentation Couche-Tard, which operates Circle K convenience stores from which AutoZone purchased miscellaneous goods.
●	Mr. Jordan is the Chief Executive Officer and Chairman of the board of directors of First Horizon Corporation. First Horizon holds various AutoZone deposit accounts and participates in one of AutoZone’s supplier confirmed receivables programs (under which some AutoZone vendors are borrowers, but AutoZone is not a party to those agreements).
●	Ms. King is a member of the board of directors of Unum Group from which AutoZone procured group insurance benefits.

Current or Prior Employment of Immediate Family Member. Directors may have an immediate family member who is an AutoZoner. In FY24, all such employment relationships were in a non-officer capacity and all compensation-related decisions were made in a manner that is consistent with internal practices and policies.

Charitable Contributions or Event Sponsorships. The Company periodically makes donations to not-for-profit organizations or sponsors events with which Board members or their immediate family members may be affiliated. During FY24, all such contributions were conducted in the ordinary course of business and consistent with AutoZone’s charitable giving guidelines or otherwise in furtherance of a business purpose.

As such, the Board concluded that none of these transactions were, individually or cumulatively, material to AutoZone and also did not materially benefit any director, directly or indirectly. Accordingly, the Board affirmatively determined that none of Mses. Goodspeed, King, or Soltau or Messrs. George, Graves, Guimaraes, Hannasch, Jordan or Mrkonic has a material relationship with the Company other than in their capacity as a Board member and that all of them are independent within the meaning of the AutoZone Corporate Governance Principles, the NYSE listing standards and applicable law. The Board also determined that Messrs. Rhodes and Daniele are not independent since each is an employee of the Company.

COMMITTEES. AutoZone’s Board has three standing committees, each consisting solely of independent directors—the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (the “Standing Committees”). Additional information about each of the Committees is included below.

8	2024 Proxy Statement

GOVERNANCE DOCUMENTS. The key governance documents and policies adopted by the Board are:

●	Corporate Governance Principles;
●	Charters for its Audit, Compensation, and Nominating & Corporate Governance Committees;
●	Code of Conduct for all directors, officers and employees;
●	Code of Ethical Conduct for Financial Executives; and
●	Policy on Political Contributions and Lobbying Engagements.

The Board reviews these corporate governance documents and policies from time to time and revises them when it believes it serves the interests of the Company and its shareholders to do so, such as in response to changing governance practices or legal requirements. For example, in fiscal year 2024, following the CEO succession, the Nominating and Corporate Governance Committee, together with input and feedback from all Board members, conducted a thorough review and update of the Corporate Governance Principles. Each of these documents is available on our website at investors.autozone.com and is also available, free of charge, in print to any shareholder who requests it.

ENVIRONMENTAL, SOCIAL & GOVERNANCE REPORTS. As part of our commitment to continuous improvement and maximizing long-term shareholder value, the Company’s commitment to sustainability has expanded over time. AutoZone has published an ESG Report, and the most current version of this report covering the 2023 Fiscal Year is available on our website at www.investors.autozone.com.

Our website and the information contained therein or linked thereto are not intended to be incorporated into this Proxy Statement. Further, our ESG Report is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference herein or into any of our other filings with the SEC.

Risk Oversight

Oversight of risk management is a responsibility of the Board and is an integral part of the Board’s oversight of AutoZone’s business. The primary responsibility for the identification, assessment and management of the various risks faced by AutoZone resides with AutoZone’s management. The Board is primarily responsible for ensuring that management has established and adequately resourced processes for identifying and preparing the Company to manage risks effectively.

Strategic Planning and Operating Risks

The Board reviews the Company’s principal strategic and operating risks as part of its regular discussion and consideration of AutoZone’s strategy and operating results. The Board also regularly reviews with the General Counsel legal matters that may have a material adverse impact on the Company’s financial statements, the Company’s compliance with laws, and any material reports received from regulatory agencies.

Financial Risks

The Audit Committee is involved in the Board’s oversight of risk management. At each of its regular meetings, the Audit Committee reviews the Company’s major financial exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee, along with management, also evaluates the effectiveness of the risk avoidance and mitigation processes in place.

Enterprise Risks

To assist with risk management and oversight, AutoZone has adopted the concept of Enterprise Risk Management (“ERM”) using the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s Vice President of Internal Audit, who reports directly to the Audit Committee, has been charged with leading the Company’s ERM processes with the assistance of Company management. The Vice President of Internal Audit presents to the Audit Committee a comprehensive review of the Company’s ERM processes quarterly. This presentation includes an overview of all significant risks that

2024 Proxy Statement	9

have been identified and assessed and the strategies developed by management for managing such risks. The Vice President of Internal Audit leads open discussions with the Audit Committee members to analyze the significance of the risks identified and seeks to verify that the list is all-inclusive. Company management is also involved in these discussions to ensure that the Board gains a full understanding of the risks and the strategies that management has implemented to manage the risks.

Information Security Risks

The Audit Committee, in connection with its oversight of the Company’s ERM processes described above, reviews and discusses the Company’s information security risks directly with the Company’s Chief Information Security Officer. This review takes place at each routine, quarterly committee meeting and includes a discussion of significant threats, risk mitigation strategies, any IT security program assessments and identified improvements. Additionally, information security matters are included within a broader IT update which is periodically presented to the full Board of Directors.

Environmental, Social and Governance (“ESG”)

The Board exercises its oversight responsibilities of ESG matters both as a full Board and through its committees as appropriate for the subject matter. The Nominating and Corporate Governance Committee has primary responsibility for assisting the Board in overseeing Board governance policies and practices, AutoZone’s DEI efforts, ESG reporting and ESG-related shareholder engagement efforts. The Compensation Committee periodically reviews and discusses with management the alignment between AutoZone’s compensation programs and human capital management strategy. The Audit Committee provides oversight of the regulatory environment as part of ERM, including with respect to environmental and safety compliance.

Environmental risk is currently a matter of shared oversight. For example, reporting of initiatives and goals relating to our greenhouse gas emissions is overseen by the Nominating & Corporate Governance Committee as part of their oversight of ESG reporting; oversight of environmental-related compliance is overseen by the Audit Committee; and to the extent environmental matters present a strategic risk or opportunity, such issues are overseen by the full Board. Each of the Committees provide reports and feedback to the full Board for its collective review and discussion.

10	2024 Proxy Statement

Board and Committee Meetings

Board Meetings and Attendance

During FY24, the Board held 4 meetings. The non-management members of our Board regularly meet in executive sessions in conjunction with each regularly scheduled Board meeting, with our Lead Independent Director, Mr. Graves, presiding at these sessions. All directors attended at least 75% of the meetings of the Board and their assigned committees during FY24. All directors are expected to attend our annual meetings of shareholders. At our 2023 Annual Meeting, all directors were present and available to answer questions.

Audit Committee

Meetings in FY24: 9

Members:

●
D. Bryan Jordan (Chair)
●
Michael A. George
●
Linda A. Goodspeed
●
George R. Mrkonic, Jr.

Independent: All

Qualifications: The Board has determined that each Committee member meets the qualifications of an audit committee financial expert as defined by the SEC and is financially literate as defined by the NYSE.

The Audit Committee assists the Board in overseeing the integrity of the Company’s financial statements; the independent auditor’s qualification, independence and performance; the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements.

Accordingly, the Audit Committee has responsibility for:

●
evaluating, appointing or dismissing, determining compensation for, and overseeing the work of the independent public accounting firm employed to conduct the annual audit, which reports to the Audit Committee;
●
conducting periodic reviews with Company officers, management, independent auditors, and the internal audit function;
●
reviewing and discussing with management and the independent auditor the Company’s annual audited financial statements, quarterly financial statements, internal controls report and the independent auditor’s attestation thereof, and other matters related to the Company’s financial statements and disclosures;
●
overseeing the Company’s internal audit function; and
●
reporting routinely to the Board and making recommendations.

2024 Proxy Statement	11

Compensation Committee

●
●
●
●

All

: The Board has determined that each Committee member meets the qualifications of an audit committee financial expert as defined by the Securities and Exchange Commission and is financially literate as defined by the New York Stock Exchange.

● ● ● ● , among other things: ● ● ● ● and ●

Meetings in FY24: 5

Members:

●
George R. Mrkonic, Jr (Chair)
●
Linda A. Goodspeed
●
Brian Hannasch
●
Gale V. King

Independent: All

Qualifications: The Board has determined that each member of the Compensation Committee meets the additional independence requirements of the SEC and NYSE applicable to Compensation Committee members.

The Compensation Committee has responsibility for:

●
reviewing and approving AutoZone’s compensation philosophy, strategy and objectives;
●
reviewing and approving the compensation programs, plans, policies and awards for executive officers;
●
leading the independent directors in the evaluation of the performance of the CEO in meeting established goals and objectives relevant to the compensation of the CEO;
●
acting as administrator of AutoZone’s short- and long-term incentive plans and stock or stock-based plans;
●
reviewing the compensation of AutoZone’s non-employee directors from time to time and recommending to the full Board any changes that the Compensation Committee deems necessary; and
●
reviewing and discussing with management the alignment between AutoZone’s compensation programs, company strategy and human capital management strategy.

NOMINating and corporate governance Committee

●
●
●
●

All

: The Board has determined that each Committee member meets the qualifications of an audit committee financial expert as defined by the Securities and Exchange Commission and is financially literate as defined by the New York Stock Exchange.

● ● ● ● , among other things: ● ● ● ● and ●
Meetings in FY24: 3 Members: ● Earl G. Graves, Jr (Chair) ● Enderson Guimaraes ● D. Bryan Jordan ● Jill A. Soltau Independent: All

The Nominating and Corporate Governance Committee has responsibility for:

●
ensuring that qualified candidates are presented to the Board for election as directors;
●
assisting the Board in its oversight of AutoZone’s ESG practices, including DEI and any related significant reporting and shareholder engagement efforts;
●
assisting the Board in developing criteria and procedures for the evaluation of the Board, its committees and directors; and
●
reviewing and recommending changes to AutoZone’s Articles of Incorporation, By-Laws, and Corporate Governance Principles with the aim of best serving the interests of the shareholders.

12	2024 Proxy Statement

Board Composition

Personal Characteristics and Core Competencies

The Board believes each individual director should possess certain personal characteristics, and that the Board as a whole should possess certain core competencies. Such personal characteristics are integrity and accountability, informed judgment, financial literacy, mature confidence, high performance standards, and passion. They should also have demonstrated the confidence to be truly independent, as well as be business savvy, have an owner orientation and have a genuine interest in AutoZone. Core competencies of the Board as a whole, include accounting and finance, business judgment, management expertise, crisis response, industry knowledge, international markets, strategy and vision. These characteristics and competencies are set forth in more detail in AutoZone’s Corporate Governance Principles, which are available on AutoZone’s website at investors.autozone.com.

DIRECTOR SKILLS

The Board believes it can be most effective in exercising its responsibilities when it is made up of individuals who collectively possess a diverse, yet balanced, set of skills, qualifications and expertise gained from different experiences and professional settings. As such, the Nominating and Corporate Governance Committee annually reviews the skills represented on the Board, which then provides a foundation for Board refreshment, Board succession planning and director nominations.

In 2023, the Nominating and Corporate Governance Committee refreshed its method of reviewing and evaluating Board skills in an effort to (i) develop a more meaningful skills matrix that reflects each individual’s strengths and expertise and (ii) better communicate to shareholders the key qualifications that each director nominee brings to the Board. In doing so, the Committee identified a certain set of “core skills” which nearly all directors possess because these skills are integral to carrying out the Board’s responsibilities. In addition to these “core skills,” the Committee identified certain “distinct strengths” which our directors possess. These strengths allow our Board, as a whole, to offer a comprehensive set of experiences, perspectives and expertise to guide our decision making. In some instances, we have intentionally sought more candidates with a specific attribute, such as CEO experience or retail industry experience, because such experience is particularly relevant to our business and valuable to our Board. In other instances, we have considered a candidate as a whole and concluded that he or she presents a variety of strengths that add to the richness of our Board. As a result, we may have a larger number of Board members with a particular strength or attribute; but it is our belief that all of these skills and experiences are of value and together allow for more thoughtful dialog and more effective execution of Board responsibilities.

2024 Proxy Statement	13

Attribute	What this means	Why it’s valuable to AutoZone
CORE SKILLS
Leadership	Experience serving as a senior executive of a significant enterprise.	Having proven successful leadership experience allows our Board to guide, challenge and oversee management with thoughtful and practical insights and perspectives.
Financial Literacy	Ability to read and understand financial statements, financial ratios and other indices for evaluating company performance.	Financial literacy is a necessary attribute in order to provide meaningful input on key business decisions and ensure we continue to drive long-term shareholder value.
Board Experience	Experience sitting on the Board of a public company, currently or previously.

Serving on another public company Board yields insights on trends and best practices regarding strategy, corporate governance, operations, customer insights, executive compensation, risk oversight and other matters impacting board effectiveness.

Strategy & Business Development	Experience developing and executing upon long-term strategic plans, growth strategies and capital allocation plans.	A key function of the Board is to oversee strategy so that AutoZone is, and remains, well-positioned for long-term, profitable growth and success.
Risk Management	Experience overseeing or managing enterprise risk management or other functions involving significant operational, financial or legal risk.

Having first-hand experience identifying and managing risk equips the Board to carry out its risk oversight function most effectively, whether such risks are overseen by the Board as a whole or by a particular Committee.

DISTINCT STRENGTHS
Retail & Consumer	Experience at a retailer or other consumer facing company, such as food and beverage or other consumer products.

We greatly value the experiences and learnings of other retailers and consumer facing businesses, whether it relates to driving operational efficiencies, building customer loyalty or sourcing the best merchandise.

International	Experience with international operations or expansion into new international markets.

Managing operations in different countries presents unique and complex challenges. Directors with relevant experience can offer considerable insights as we continue to improve and expand our international operations.

Technology	Experience with assessing opportunities and risks of new technologies and digital platforms.

Knowledge or experience with new and emerging technologies provides valuable perspectives as we develop our omni-channel strategy, build out our technology infrastructure, manage our IT investments and seek to mitigate cybersecurity and other IT-related risks.

CEO Experience	Experience serving as the senior most leader of an organization.

Directors who have served as their organization’s CEO or senior most leader have a unique appreciation for the challenges attendant to the role, such as building and leading a strong management team and balancing the interests of numerous stakeholders.

Financial Expertise	Proficiency in complex financial planning, capital allocation and/or financial reporting processes.

Directors with deep financial expertise can offer significant insights and perspectives on our efforts to invest in sustained, profitable growth, while also challenging us to build robust financial controls and to manage actual and potential risks to the business.

Supply Chain	Experience with managing and designing supply chains, ranging from global footprints to last mile solutions.	The efficiency of our supply chain and distribution network is critical to our success both in the near-term and as we strategically position the Company for sustainable, long-term growth.
Human Capital Management	Experience managing a large or global workforce.	As a global enterprise with approximately 126,000 AutoZoners, we are a people-first culture and are keenly focused on managing and developing our workforce.

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	Daniele	George	Goodspeed	Graves	Hannasch	King	Mrkonic	Rhodes	Soltau	Total (#)	Total (%)
CORE SKILLS
Leadership	●	●	●	●	●	●	●	●	●	9	100%
Financial Literacy	●	●	●	●	●	●	●	●	●	9	100%
Board Experience		●	●		●	●	●	●	●	7	78%
Strategy and Business Development	●	●	●	●	●	●	●	●	●	9	100%
Risk Management	●	●	●	●	●	●	●	●	●	9	100%
DISTINCT STRENGTHS
Retail & Consumer	●	●		●	●	●	●	●	●	8	89%
International	●	●			●		●	●		5	56%
Technology	●	●	●	●	●			●	●	7	78%
CEO Experience	●	●		●	●			●	●	6	67%
Financial Expertise		●	●		●		●	●		5	56%
Supply Chain	●	●			●		●	●	●	6	67%
Human Capital Management	●	●		●	●	●		●	●	7	78%

BOARD DIVERSITY

Consistent with AutoZone’s Pledge and Values, the Board embraces diversity in its broadest sense and believes it is important to have directors with diverse thoughts, skills, knowledge and backgrounds. As stated in the Corporate Governance Principles, when evaluating candidates for nomination as new directors, the Nominating and Corporate Governance Committee will ensure that the initial list of candidates from which new director nominees are considered include candidates with diversity of race, ethnicity or gender. And from such list, the Board will continue to select the best candidate to fill the role.

		2020	2021	2022	2023	2024
	DIVERSITY
	Gender	30%	33%	30%	30%	33%
	Ethnic / Racial	30%	33%	30%	30%	22%
	* Reflects Board composition as of the annual meeting for such year.
Independent

			Independent Directors
	Daniele	Rhodes	George	Goodspeed	Graves	Hannasch	King	Mrkonic	Soltau	Total (#)	Total (%)
DIVERSITY
Gender				●			●		●	3	33%
Ethnic / Racial					●		●			2	22%

2024 Proxy Statement	15

Board Refreshment

The Board has a variety of mechanisms in place to promote Board refreshment in a manner that aligns with the long-term interests of AutoZone and its shareholders. In particular, the Board relies upon thorough and meaningful evaluations as well as a resignation policy in the event a director experiences a change in professional role or responsibility.

The Board does not have an age-based or tenure-based resignation policy. The Nominating and Corporate Governance Committee and full Board reconsidered the issue this past fiscal year. After extensive discussion on the topic, the Board continues to believe neither can adequately assess an individual director’s contribution, engagement and value to the overall effectiveness of the Board. Instead, we believe thoughtful succession planning and reflection of the Board’s overall composition allow us to refresh the makeup of the Board in a more organic and intentional manner. In fact, this commitment to refreshment is evidenced by the fact that we have had eight directors with an average age of 66 choose not to stand for reelection over the last decade.

			Independent Directors
	Daniele	Rhodes	George	Goodspeed	Graves	Hannasch	King	Mrkonic	Soltau	Total (#)	Total (%)
TENURE
0-5 Years	●		●			●				2	22%
6-10 Years							●		●	2	22%
11-15 Years				●						1	11%
15+ Years		●			●			●		2	22%

Director Tenure. The Board regularly considers the tenure of our independent directors, noting that Mr. Graves and Mr. Mrkonic have each served on the Board for greater than 15 years. Mr. Graves brings a wealth of experience and historical knowledge regarding the Board and how it has been most effective in executing its oversight responsibilities. Mr. Mrkonic has a deep understanding of both the Company as well as the retail industry as a whole, allowing him to challenge the status quo and offer insightful perspectives on matters of strategy, operations and corporate governance. For these reasons, the Board believes each of Mr. Graves and Mr. Mrkonic continues to be a valued member of the Board.

AutoZone has historically had a very tenured management team as is the case today. Just as we believe a “tenured” management team is a huge asset and key contributor of our tremendous success in delivering returns in excess of 15% compounded annually when measured over a 10, 20 or even 30-year period, we believe having seasoned board members is equally important. Similarly, our tenure on the management team could become a weakness if we didn’t successfully recruit new AutoZoners who have differentiated skills and experiences as we have done with the addition of four new Executive Committee members from outside the company in the last five years. We have the same beliefs on our Board composition. Overall, we need to have a broad set of skills and experiences. As we work through Board succession and overall tenure, we don’t simply apply a first-in-first-out methodology. Instead, we thoughtfully explore the skills, contributions and experiences we believe are most important in the ensuing years while also ensuring we have sufficient objectivity, freshness of perspectives and independence.

Board Evaluations

The Nominating and Corporate Governance Committee annually reviews and approves the process by which the Board, its Committees and the individual directors conduct an evaluation. These evaluations help inform Board succession planning as well as contribute to different enhancements that may allow the Board to carry out its roles and responsibilities more effectively. The annual Board and Committee evaluation process is typically administered by the Corporate Secretary’s office. However, the Board has routinely engaged a third-

16	2024 Proxy Statement

party consultant to administer the process every few years to ensure the process remains dynamic and intentional. For example, for the fourth time in the past 11 years, at the recommendation of the Nominating and Corporate Governance Committee, the Board evaluation was administered by an independent, third-party in 2024 and consisted of both survey data and one-on-one interviews. These findings were then aggregated, analyzed and reported to the full Board collectively and specific feedback was provided to each individual director. These qualitative and quantitative assessments provide detailed feedback to each director on their strengths and opportunities for enhanced contributions. They also facilitate more open dialog regarding directors’ intentions on service and serve as a key tool to Board succession planning.

Director Nominations

Prior to each annual meeting of shareholders at which directors are to be elected, the Nominating and Corporate Governance Committee considers incumbent directors and other qualified individuals, if appropriate, as potential director nominees. In evaluating a potential nominee, the Nominating and Corporate Governance Committee considers the personal characteristics described above, reviews the composition of the full Board and reflects upon learnings from the Board evaluations to determine the areas of expertise and core competencies needed to enhance the effectiveness of the Board. The Nominating and Corporate Governance Committee and Board also consider the specific experiences and skills that an individual nominee possesses and how such experiences might be of value to the Board and the management team. Finally, the Nominating and Corporate Governance Committee may also consider other factors such as the size of the Board, whether a candidate is independent, the listing standards requirements of the NYSE and how many other public company directorships a candidate holds.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying potential nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, shareholders or other persons. The Nominating and Corporate Governance Committee may retain a search firm or other consulting firm from time to time to identify potential nominees. Nominees recommended by shareholders in accordance with the procedure described below, i.e., submitted in writing to AutoZone’s Secretary, accompanied by the biographical and business experience information regarding the nominee and the other information required by Article III, Section 1 of AutoZone’s Eighth Amended and Restated By-Laws (the “By-Laws”), will receive the same consideration as the Nominating and Corporate Governance Committee’s other potential nominees.

Director Nominations by Shareholders

The Nominating and Corporate Governance Committee’s policy is to consider director candidate recommendations from shareholders if they are submitted in writing to AutoZone’s Secretary in accordance with the procedures set forth in Article III, Section 1 of By-Laws, including biographical and business experience, information regarding the nominee and other information required by such provision in the By-laws. Copies of the By-Laws will be provided upon written request to AutoZone’s Corporate Secretary and are also available on AutoZone’s website at investors.autozone.com.

In addition to satisfying the foregoing requirements under AutoZone’s By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than AutoZone’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than October 19, 2025.

2024 Proxy Statement	17

Director Compensation

AutoZone’s current director compensation program became effective January 1, 2024 (the “Director Compensation Program”).

Annual Retainer Fees. Non-employee directors receive an annual retainer fee (the “Annual Retainer”). Furthermore, each director is eligible to receive an additional fee (“Additional Fee”), the amount of which varies depending on his or her role. The Additional Fees and the Annual Retainer, enumerated below, together comprise the “Director Compensation”. There are no meeting fees.

Director Compensation Components	($)
Annual Retainer	270,000
Additional Fees:
Lead Director	35,000
Audit Committee Chair	30,000
Audit Committee Member	15,000
Compensation Committee Chair	25,000
Nominating & Corporate Governance Committee Chair	20,000

Under the 2020 Omnibus Incentive Award Plan (the “2020 Omnibus Incentive Plan”) and Director Compensation Program, non-employee directors receive Director Compensation in the form of immediately vested Restricted Stock Units (“RSUs”). A non-employee director may elect to receive a fixed portion of the Annual Retainer plus any Additional Fees in the form of cash, paid in quarterly installments (the “Cash Election”), with the remainder of the Annual Retainer paid in the form of RSUs. The Cash Election during calendar year 2024 was $100,000 but all directors elected to receive compensation fully in RSUs. All RSUs are granted on January 1 of the applicable calendar year.

If a non-employee director is elected to the Board, or assumes a different position, after January 1, he or she will receive the Annual Retainer and/or Additional Fees, prorated based on the number of days remaining in the calendar year, for RSUs, or the number of days remaining in the quarter, for cash, as applicable.

RSUs granted to non-employee directors are fully vested on the date of grant and become payable, or are settled, on the date on which the non-employee director ceases to be a director (the “Payment Date”), or at the director’s election, on the first or fifth anniversary of the grant date. Upon timely delivery of an election form, a non-employee director may elect to receive payment on the date on which he or she ceases to be a director. RSUs are payable in shares of AutoZone common stock no later than the fifteenth day of the third month following the end of the tax year in which such Payment Date occurs.

COMPENSATION-SETTING PROCESS. The Compensation Committee reviews the Board’s compensation on a biennial basis to ensure that non-employee directors are reasonably compensated in relation to AutoZone’s peer group companies (discussed in detail under Benchmarking) and to comparable U.S. companies in general. AutoZone’s 2020 Omnibus Incentive Plan contains a dollar limit of $750,000 on the total amount of annual compensation payable to its non-employee directors, provided that the Board may make exceptions to this limit under extraordinary circumstances.

18	2024 Proxy Statement

Director Compensation Table

This table shows the compensation paid to our non-employee directors during the 2024 fiscal year.

	Fees	Stock
	Paid in Cash	Awards
	($)	($)	Total
Name (1)	(2)	(3)(4)	($)
Michael A. George	—	285,000	285,000
Linda A. Goodspeed	—	285,000	285,000
Earl G. Graves, Jr.	—	325,000	325,000
Enderson Guimaraes	—	270,000	270,000
Brian P. Hannasch	—	270,000	270,000
D. Bryan Jordan	—	300,000	300,000
Gale V. King	—	270,000	270,000
George R. Mrkonic, Jr.	—	310,000	310,000
Jill A. Soltau	—	270,000	270,000

(1)	Each of Philip B. Daniele, III and William C. Rhodes, III serves on the Board but does not receive any compensation for his service as a director. Their respective compensation as employees of the Company are shown in the Summary Compensation Table on page 66.
(2)	This column represents the portion of the Director Compensation that was paid in cash and earned in fiscal year 2024 pursuant to the Cash Election, as described above.
(3)	The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for awards of Restricted Stock Units under the 2020 Omnibus Incentive Plan during fiscal year 2024. See Note B Share-Based Payments, to our consolidated financial statements in the FY24 Form 10-K for a discussion of our accounting for share-based awards and the assumptions used. The aggregate number of outstanding awards of common stock under the AutoZone, Inc. 2003 Director Compensation Plan (“Stock Units”) and Restricted Stock Units held by each director at the end of fiscal 2024 are shown in the following footnote 4. See the section titled “Share Ownership Information” beginning on page 76 for more information about our directors’ stock ownership.
(4)	As of August 31, 2024, each current non-employee director had the following aggregate number of outstanding Restricted Stock Units and Stock Units:

	Restricted
	Stock	Stock
	Units	Units
Name	(#)	(#)
Michael A. George	332	—
Linda A. Goodspeed	2,802	—
Earl G. Graves	4,958	3,417
Enderson Guimaraes	3,155	—
Brian P. Hannasch	719	—
D. Bryan Jordan	3,098	—
Gale V. King	1,170	—
George R. Mrkonic, Jr.	3,470	1,405
Jill A. Soltau	1,087	—

2024 Proxy Statement	19

Stock Ownership Requirement. The Board has established a stock ownership requirement for non-employee directors. Each director is required to own AutoZone common stock and/or RSUs having a cumulative fair market value in an amount equal to seven times the value of the cash Annual Retainer payable pursuant to the Director Compensation Program within five years of joining the Board, and to maintain such ownership level thereafter. Exceptions to this requirement may only be made by the Board under compelling mitigating circumstances. Shares, Stock Units and RSUs issued under the AutoZone, Inc. Second Amended and Restated Director Compensation Plan, the 2003 Director Compensation Plan, the 2011 Equity Plan, the Amended 2011 Equity Plan and the 2020 Omnibus Incentive Plan count toward this requirement. As of the date of this Proxy Statement, each director meets or exceeds his or her obligations under the requirement.

OTHER PREDECESSOR PLANS. The AutoZone, Inc. Second Amended and Restated Director Compensation Plan was terminated in December 2002 and was replaced by the AutoZone, Inc. First Amended and Restated 2003 Director Compensation Plan (the “2003 Director Compensation Plan”) and the AutoZone, Inc. First Amended and Restated 2003 Director Stock Option Plan (the “2003 Director Stock Option Plan”). The 2003 Director Compensation Plan and the 2003 Director Stock Option Plan were terminated in December 2010 and replaced by the 2011 Equity Plan. The 2011 Equity Plan was terminated in December 2015 and replaced with the Amended 2011 Equity Plan. In December 2020, shareholders approved the 2020 Omnibus Incentive Plan and no further grants have been made under the Amended 2011 Equity Plan. However, grants made under those plans continue in effect under the terms of the grant made and are included in the aggregate awards outstanding shown above.

20	2024 Proxy Statement

Shareholder Engagement

We value our relationships with our shareholders, and we have a long-standing practice of engaging with our shareholders on matters of Board governance, executive compensation, long-term strategy and corporate social responsibility. We believe our engagement efforts allow us to better understand the priorities, perspectives, and concerns of our shareholders, strengthen our relationships with our shareholders and make more informed decisions for the benefit of our shareholders.

Engagement Team. Our engagement team typically includes one or more of our Executive Chairman, President and Chief Executive Officer, Chief Financial Officer, General Counsel and Vice President of Investor Relations. However, depending on the specific topic that our investors may wish to discuss, we may have independent members of the Board, other members of our Executive Committee or internal subject-matter leaders participate.

Engagement Framework
Pre-Meeting
●
Review updates to investors’ and proxy advisory firms’ governance policies.
●
Monitor governance-related trends and regulatory developments.
●
Conduct off-cycle engagement to further understand investors’ views and priorities.

Annual Meeting	● Conduct in-season outreach to discuss ballot items, as needed. ● Solicit feedback on new or revised governance practices and disclosures.
Post-Meeting	● Review annual meeting voting results. ● Discuss feedback from in-season engagement. ● Prioritize potential governance and engagement initiatives for the future.
Year-Round	● Discuss with sell-side analysts, institutional investors and pension funds in connection with quarterly earnings releases, investor conferences or one-on-one meetings.

RESPONSE PLAN
Review	● Share feedback and insights, both complimentary and constructive, with management and the relevant Committee or full Board for consideration and discussion.
Evaluate
●
Evaluate potential changes to existing practices or policies to determine what action plan is most appropriate for AutoZone.
●
Where appropriate, collect additional input from senior leadership or independent third parties to better understand issues, risks and opportunities.

Respond
●
Implement governance changes, disclosure enhancements or other actions, If warranted.
●
Discuss responsive actions in subsequent Proxy Statement, ESG Report, or other public communications, with rationale and background.

2024 Proxy Statement	21

Engagement Framework. Our engagement program has evolved over the years, consistent with the expectations of our investors. Historically, we have taken a more organic approach to shareholder engagement, primarily focused on financial performance and long-term strategy. In recent years, we invited shareholders to discuss governance or ESG topics with us, with the majority of these calls occurring “off-season” or not in connection with the annual meeting of shareholders. Today, we have a more intentional and proactive approach to shareholder engagement, in which we both invite and seek feedback and perspectives on a variety of topics during the year. We believe these various engagement efforts, whether they are part of a broad-based discussion or the result of a targeted outreach effort we have initiated, are invaluable as they allow us to better understand the priorities, perspectives and suggestions or concerns of our shareholders, strengthen our relationships and make more informed decisions for their benefit.

Recent Actions in Response to Shareholder Feedback. Below is a sample of new or revised practices we’ve adopted in direct response to feedback we’ve received from our shareholders.

✓	Revised our compensation disclosures to better articulate the program design, key performance metrics, shareholder ownership guidelines and how the executive compensation program reflects a pay-for-long-term-performance methodology.
✓	Revised certain compensation practices as more fully described in the Compensation, Discussion and Analysis.
✓	Included a robust Board skillset matrix to better showcase the complementary set of skills and strengths represented on our Board.
✓	Enhanced director biographies to convey each nominee’s individual experiences and why each nominee remains a valuable member of the Board.
✓	Added discussion to better explain why we believe our independent audit firm continues to be highly effective in the role despite lengthy tenure.
✓	Expanded discussion on our shareholder engagement program to better communicate how we engage with our shareholders and how we’ve responded to shareholder feedback.
✓	Amended Committee Charters to formalize Board oversight of corporate responsibility matters.
✓	Included EEO-1 Compliant Data in our Corporate Responsibility Report (CRR).
✓	Communicated our Net Zero Ambition with short, medium and long-term goals across Scopes 1 and 2.
✓	Developed a regular corporate social responsibility reporting cadence with a commitment of publishing our annual CRR by April 15 of each calendar year.
✓	Updated our Corporate Governance Principles.
✓	Enhanced our governance disclosures, particularly around board succession planning, use of third party firms for Board review and evaluations, our philosophy on the importance of Board tenure and refreshing the Board to ensure sufficient knowledge and experience combined with fresh perspectives, objectivity and independence.

FY24 Shareholder Engagement—Governance. Beginning in the fourth quarter of fiscal 2024, we invited our top shareholders to a general structured discussion on a variety of topics as well as any other feedback or suggestions they might have for the Board to consider.

●	Initial Outreach: We contacted 53 of our top shareholders representing approx. 67% of our shares outstanding.
●	Meetings Scheduled: In response, 24 shareholders representing approx. 48% of our shares outstanding accepted our invitation to discuss. Our Executive Chairman led the majority of these meetings.
●	Topics Discussed: Executive compensation program and determinations; CEO Succession; tenure and diversity of the Board; Board succession planning; ESG initiatives; and strategy.

22	2024 Proxy Statement

FY24 Shareholder Engagement—Compensation. In addition to the engagement efforts listed above, Mr. Mrkonic, the Chair of our Compensation Committee, met with shareholders directly to understand their perspectives on compensation, respond to the decline in support for Say-on-Pay last year and provide additional clarity on the Compensation Committee’s pay philosophy, approach and the corresponding tremendous performance results the Company has delivered for decades. In 2024, Mr. Mrkonic met with 26 of our top shareholder representing approximately 51% of our shares outstanding. A summary of the feedback we received and how we responded is available in the Compensation Discussion & Analysis section on page 38.

Procedure for Communication with the Board of Directors

Shareholders and other interested parties may communicate with the Board by writing to the Board, to any individual director or to the non-management directors as a group c/o Corporate Secretary, AutoZone, Inc., 123 South Front Street, Dept. 8074, Memphis, Tennessee 38103. The Company’s General Counsel and Secretary will review all such correspondence and will forward correspondence that, in her opinion, deals with the function of the Board or that she otherwise determines requires the attention of any member, group or committee of the Board. Communications addressed to the Board or to the non-management directors as a group, and determined by the Company’s General Counsel and Secretary to merit their attention, will be forwarded to the Chair of the Nominating and Corporate Governance Committee, and communications addressed to a committee of the Board, and determined by the Company’s General Counsel and Secretary to merit their attention, will be forwarded to the chair of that committee.

Related Party Transactions

Our Board has adopted a Related Person Transaction Policy (the “Policy”) which requires the Audit Committee of the Board to conduct a reasonable prior review of, and approve or ratify, all Related Person Transactions. The Audit Committee considers the relevant facts and circumstances of each transaction, including but not limited to the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; the terms available to unrelated third parties generally and the existence of any potential conflicts of interest. The Policy further provides that the Audit Committee shall not approve or ratify any such transaction it determines to be inconsistent with the interests of the Company and its shareholders. Related Person Transactions must also comply with the policies and procedures specified in our Code of Conduct and Corporate Governance Principles, as described below.

The Policy also requires disclosure of all Related Person Transactions that are required to be disclosed in AutoZone’s filings with the SEC, in accordance with all applicable legal and regulatory requirements.

A “Related Person Transaction” is defined in the Policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) that occurred since the beginning of the Company’s most recent fiscal year in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person had, has or will have a direct or indirect material interest. “Related Persons” include a director or executive officer of the Company, a nominee to become a director of the Company, any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Our Board has adopted a Code of Conduct (the “Code of Conduct”) that applies to the Company’s directors, officers and other AutoZoners. The Code of Conduct prohibits directors and executive officers from engaging in activities that create conflicts of interest, taking corporate opportunities for personal use or competing with the Company, among other things. Our Board has also adopted a Code of Ethical Conduct for Financial Executives (the “Financial Code of Conduct”) that applies to the Company’s officers and employees who hold the position of principal executive officer, principal financial officer, principal accounting officer or controller as well as to the Company’s officers and other AutoZoners who perform similar functions (“Financial Executives”). The Financial Code of Conduct requires the Financial Executives to, among other things, report any actual or apparent

2024 Proxy Statement	23

conflicts of interest between personal or professional relationships involving the Company’s management or any other AutoZoner with a role in financial reporting disclosures or internal controls. Additionally, our Corporate Governance Principles require each director who is faced with an issue that presents, or may give the appearance of presenting, a conflict of interest to disclose that fact to the Chairman of the Board and the Secretary, and to refrain from participating in discussions or votes on such issue unless a majority of the Board determines, after consultation with counsel, that no conflict of interest exists as to such matter.

We have concluded there are no material Related Party Transactions or agreements that were entered into during the fiscal year ended August 31, 2024, and through the date of this proxy statement requiring disclosure under these policies, except as follows: The daughter of Grant McGee, former Senior Vice President, Commercial, has been employed by the Company since 2015 and currently serves as Manager, DIY Promotions and Cost Admin in our Merchandising department. She received aggregate compensation and benefits in fiscal 2024 in excess of $120,000 and at a level consistent with that provided to employees in comparable positions and tenure.

Audit Committee Report

The Audit Committee of the Board of AutoZone, Inc. has reviewed and discussed AutoZone’s audited financial statements for the year ended August 31, 2024 with AutoZone’s management. In addition, we have discussed with Ernst & Young LLP, AutoZone’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No.1301, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, the Sarbanes-Oxley Act of 2002, and the charter of the Audit Committee.

The Audit Committee also has received the written disclosures and letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and we have discussed with Ernst & Young LLP their independence from the Company and its management. The Audit Committee has discussed with AutoZone’s management and the auditing firm such other matters and received such assurances from them as the Committee deemed appropriate.

As a result of our review and discussions, we have recommended to the Board the inclusion of AutoZone’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended August 31, 2024 for filing with the SEC.

While the Audit Committee has the responsibilities and powers set forth in its charter, the Audit Committee does not have the duty to plan or conduct audits or to determine that AutoZone’s financial statements are complete, accurate, or in accordance with generally accepted accounting principles (GAAP); AutoZone’s management and the independent auditor have this responsibility. Nor does the Audit Committee have the duty to assure compliance with laws and regulations and the policies of the Board.

Audit Committee of the Board of Directors

D. Bryan Jordan (Chair)

Michael A. George

Linda A. Goodspeed

George R. Mrkonic, Jr.

24	2024 Proxy Statement

THE PROPOSALS

PROPOSAL 1:  Election of 9 Directors

DESCRIPTION OF PROPOSAL. Elect 9 director nominees. Each director shall serve for a 1-year term, until the next annual meeting of shareholders, or until his or her successor is duly elected and qualified, or until the director’s earlier death, resignation or removal.

VOTES REQUIRED. The election of directors at this 2024 Annual Meeting is an uncontested election. As such, a director nominee is elected to the Board if the number of votes cast FOR such nominee exceeds the number of votes cast AGAINST such nominee. Abstentions and broker non-votes are not considered votes cast or shares entitled to vote with respect to such matter and therefore will have no effect on the outcome of Proposal 1. If the number of nominees were to exceed the number of directors to be elected, for example in a contested election, directors would be elected by a plurality of the votes cast at the Annual Meeting.

IMPACT OF VOTE. Each of these nominees has consented to serve if elected. Should any nominee be unavailable to serve, your proxy will be voted for a substitute nominee recommended by the Board, or the Board may reduce the number of directors on the Board. Each of Mr. Guimaraes and Mr. Jordan have decided not to stand for reelection. Accordingly, the size of the Board will be decreased to 9, effective as of the Annual Meeting. We will embark on a formal search process to fill one or both of the director positions.

Pursuant to AutoZone’s Corporate Governance Principles, incumbent directors must agree to tender their resignation if they fail to receive more votes for, than votes against, their reelection. In such event, the Board will act within 90 days following certification of the shareholder vote to determine whether to accept the director’s resignation. These procedures are described in more detail in our Corporate Governance Principles, which are available on our website at www.investors.autozone.com. The Board may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If a director’s resignation offer is not accepted by the Board, that director will continue to serve until AutoZone’s next annual meeting of shareholders or until his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who does not receive a majority vote in an uncontested election will not be elected as a director, and a vacancy will be left on the Board. The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority vote pursuant to the By-Laws or decrease the size of the Board to eliminate the vacancy.

BOARD RECOMMENDATION. Each of the nominees named below, other than Mr. Daniele, was elected as a director at the 2023 annual meeting. Mr. Daniele was appointed to the Board in January 2024 upon assuming the position of President and Chief Executive Officer. All nominees named below currently serve as directors. As part of the Board’s determination to nominate these existing directors for reelection, the Board has determined that each of the directors have valuable experiences, skills and qualifications necessary to carry out their responsibilities effectively.

The Board recommends that shareholders vote FOR each of the director nominees.

2024 Proxy Statement	25

Nominees

PHILIP B. DANIELE, III
Age: 55 Director Since: 2024 Independent: No Committees: None

BIOGRAPHY:

Mr. Daniele was appointed to the role of President and Chief Executive Officer in January 2024. Prior to being named CEO-Elect in June 2023, Mr. Daniele had served as Executive Vice President – Merchandising, Marketing and Supply Chain from June 2021 to September 2023 and Senior Vice President – Commercial from 2015 to 2021. In addition, Mr. Daniele held the roles of Vice President – Commercial Support from 2013 to 2015, Vice President – Merchandising from 2008 to 2013, and Divisional Vice President – Store Operations from 2005 to 2008. Prior to 2005, Mr. Daniele held several other key management positions with the Company.

KEY SKILLS: ● CEO ● Retail ● Operations

QUALIFICATIONS:

●
31 years of AutoZone tenure with experience leading multiple functional areas.
●
Held nearly every role in store operations.
●
Approximately 40 years of experience in the aftermarket automotive industry.

MICHAEL A. GEORGE
Age: 63 Director Since: 2022 Independent: Yes Committees: ● Audit

BIOGRAPHY:

Mr. George served as President and Chief Executive Officer of Qurate Retail, Inc. from March 2018 to September 2021, the parent company of QVC, and as Chief Executive Officer of QVC from 2005 through July 2021. He previously held various positions with Dell, Inc. from 2001 to 2005, most notably as the Chief Marketing Officer and General Manager of its U.S. consumer business. Prior to that, Mr. George was a senior partner at McKinsey & Company and led the firm’s North American Retail Industry Group.

KEY SKILLS: ● CEO ● Retail ● Marketing

QUALIFICATIONS:

●
Significant experience in the retail industry due to extensive career as Chief Executive Officer of QVC/Qurate and serving as leader of McKinsey’s North American Retail Industry Group.
●
Brings fresh perspective on issues of marketing, customer experience and e-Commerce, given the unique nature of QVC’s video-driven retail business.
●
Having extensive experience as CEO and a public company director enables him to be an effective and informed contributor to the Board.

PUBLIC DIRECTORSHIPS (last five years):

●
Ralph Lauren Corp. (2018 – present)
●
Qurate Retail, Inc. (2011 – 2021)
●
Brinker International, Inc. (2013 – 2019)

26	2024 Proxy Statement

LINDA A. GOODSPEED
Age: 62 Director Since: 2013 Independent: Yes Committees: ● Audit ● Compensation

BIOGRAPHY:

Ms. Goodspeed served as the Chief Operating Officer and a Managing Partner at WealthStrategies Financial Advisors from 2007 until her retirement in 2017. She had served as Senior Vice President and Chief Information Officer of ServiceMaster from 2011 to 2014. From 2008 to September 2011, Ms. Goodspeed served as Vice President, Information Systems and Chief Information Officer for Nissan North America, Inc., a subsidiary of Nissan Motor Company, a global manufacturer of vehicles. From 2001 to 2008, Ms. Goodspeed served as Executive Vice President and Chief Technology Officer at Lennox International, Inc., a global manufacturer of air conditioning, heating and commercial refrigeration equipment.

KEY SKILLS: ● Information Technology ● Automotive ● Public Board Experience

QUALIFICATIONS:

●
Deep experience with respect to information technology (IT) matters gained from leading complex IT organizations while serving as Chief Information Officer.
●
Knowledge of automotive industry lends valuable insights into risks and opportunities affecting automotive aftermarket industry.
●
Experience serving on different public company boards enables her to contribute and serve the Board in a highly effectively manner.

PUBLIC DIRECTORSHIPS (last five years):

●
American Electric Power Co., Inc. (2006 – 2024)
●
Darling Ingredients Inc. (2017 – present)
●
Williams Industrial Services Group Inc. (2021 – 2023)
●
Global Power Equipment Group (2016 – 2018)

EARL G. GRAVES, JR.
Age: 62 Director Since: 2002 Independent: Yes (Lead Independent Director) Committees: ● Nominating & Corp Gov (Chair)

BIOGRAPHY:

Mr. Graves has been the President and Chief Executive Officer of Black Enterprise, the premier business, investing and wealth-building resource for African Americans providing valuable business information across different content channels. He has served in this role since January 2006 and served as its President and Chief Operating Officer from 1998 to 2006. Mr. Graves has been employed by the same company in various capacities since 1988.

QUALIFICATIONS:

●
Significant expertise in marketing, customer insights and brand awareness.
●
Deep knowledge of human capital management matters gained from extensive career leading Black Enterprise.
●
Vast experience in overseeing and advising on matters of digital strategy.
KEY SKILLS ● CEO ● Marketing ● Human Capital Management

2024 Proxy Statement	27

BRIAN P. HANNASCH
Age: 58 Director Since: 2022 Independent: Yes Committees: ● Compensation

BIOGRAPHY:

Mr. Hannasch served as President and Chief Executive Officer of Alimentation Couche-Tard, which operates Circle K, a global fuel and convenience retailer, from September 2014 to September 2024. Today, Mr. Hannasch continues as Special Advisor to his successor. Mr. Hannasch joined Couche-Tard in 2001 and served as Chief Operating Officer, Senior Vice President of U.S. Operations and Senior Vice President of Western North America prior to serving as CEO.

QUALIFICATIONS:

●
Extensive knowledge of retail operations gained from serving in operational leadership roles of increasing responsibility.
●
10 years of experience serving as CEO of a public, global, retail enterprise allowing him to offer directly comparable experiences, learnings and insights relating to AutoZone’s business as well as matters of corporate governance.
●
Led the expansion of Couche-Tard brands into numerous international markets including Europe and Asia.

PUBLIC DIRECTORSHIPS (last five years):

●
Alimentation Couche-Tard (2014 – present)

KEY SKILLS: ● CEO ● Operations ● International

GALE V. KING
Age: 68 Director Since: 2018 Independent: Yes Committees: ● Compensation

BIOGRAPHY:

Ms. King served as the Executive Vice President—Chief Administrative Officer of Nationwide Mutual Insurance Company, a leading financial services company, from 2012 through her retirement in July 2021. She previously served as their Executive Vice President—Chief Human Resources Officer from 2009 to 2012.

QUALIFICATIONS:

●
Extensive experience in human resources providing critical insights into recruitment, retention, training and development and other issues of human capital management.
●
Served as chair of Board’s ad hoc CEO succession planning committee culminating in the June 2023 announcement of Mr. Daniele as CEO-Elect.
●
Experience serving on different public company boards enables her to contribute and serve the Board in a highly effective manner.

PUBLIC DIRECTORSHIPS (last five years):

●
J.B. Hunt Transport Services, Inc. (2020 – 2023)
●
Unum Group (2022 – present)
KEY SKILLS: ● Human Resources ● Public Directorship

28	2024 Proxy Statement

GEORGE R. MRKONIC, JR.
Age: 72 Director Since: 2006 Independent: Yes Committees: ● Audit ● Compensation (Chair)

BIOGRAPHY:

Mr. Mrkonic is the retired non-Executive Chairman of Maru Group, a London, UK based research, insight and advisory services firm. Previously, he was the Non-Executive Chairman of Paperchase Products Limited, London, UK, a retailer of cards, stationery, wraps and gifts in the UK, Europe and the Middle East since 2005, and had been a director since 1999. Prior to that, he was President of Borders Group, Inc. from 1994 to 1997 and Vice Chairman from 1994 to 2002.

QUALIFICATIONS:

●
Vast retail experience gained from serving as a senior executive and board member at several retail companies.
●
Extensive knowledge and understanding of corporate strategy, finance, governance and compensation programs.
●
Served on multiple public company boards allowing for relevant and informed insights and learnings.

PUBLIC DIRECTORSHIPS (last five years):

●
Ulta Salon, Cosmetics & Fragrance, Inc. (2015 – present)
●
Brinker International, Inc. (2003 – 2021)
KEY SKILLS: ● Public Directorship ● Strategy / Bus Development ● Retail

WILLIAM C. RHODES, III
Age: 59 Director Since: 2005 Independent: No Committees: None

BIOGRAPHY:

Mr. Rhodes serves as Executive Chairman of the Board. Prior to the CEO succession in January 2024, Mr. Rhodes served as AutoZone’s President and Chief Executive Officer, and a director since 2005 and was named Chairman in 2007. Previously, he served in various capacities of increasing responsibility within the Company since 1994. Prior to 1994, Mr. Rhodes was a manager with Ernst & Young LLP.

QUALIFICATIONS:

●
Nearly 30 years of AutoZone tenure, including nearly 19 years as President and Chief Executive Officer.
●
Extensive knowledge and understanding of the automotive aftermarket industry domestically and internationally.
●
Expertise of the retail industry gained from AutoZone tenure, prior retail board experience and leadership experience at retail industry trade group.
●
Strong financial expertise to drive long-term profitable growth.

PUBLIC DIRECTORSHIPS (last five years):

●
Regions Financial Corp. (2024 – present)
●
Dollar General Corp. (2009 – 2023)
KEY SKILLS: ● CEO ● Retail ● Strategy / Bus Development ● Finance

2024 Proxy Statement	29

JILL A. SOLTAU
Age: 57 Director Since: 2018 Independent: Yes Committees: ● Nominating & Corp Gov

BIOGRAPHY:

Ms. Soltau served as the Chief Executive Officer and a member of the Board of Directors of the J.C. Penney Company, Inc., from October 2018 to December 2020. She previously served as President and Chief Executive Officer of JoAnn Stores Inc. from February 2015 to October 2018. Prior to joining JoAnn, Ms. Soltau served as President of Shopko Stores Operating Co. LLC and has held senior level positions in national and regional retailers, including Kohl’s and former Saks Inc. subsidiaries.

QUALIFICATIONS:

●
Significant experience serving as Chief Executive Officer in public and private retailers with deep knowledge of retail operations, strategic planning and business development
●
Extensive expertise and modern approach in the retail industry from a career serving in leadership roles of increasing responsibility in customer facing functions of merchandising, marketing and operations
●
Serves on multiple public company boards providing valuable and relevant insights and perspectives.

PUBLIC DIRECTORSHIPS (last five years):

●
Southwest Airlines Co. (2023 – November 2024)
●
Kirkland’s Inc. (2022 – present)
●
J.C. Penney Company, Inc. (2018 – 2020)
KEY SKILLS: ● CEO ● Retail ● Strategy / Bus Development ● Merchandising

30	2024 Proxy Statement

PROPOSAL 2: Ratification of Independent Registered Public Accounting Firm

DESCRIPTION OF PROPOSAL. Ratify the appointment of Ernst & Young LLP (“EY”) as AutoZone’s independent registered public accounting firm for 2025.

VOTES REQUIRED. EY will be ratified as AutoZone’s independent registered public accounting firm if the number of votes cast FOR the proposal exceeds the number of votes cast AGAINST. Abstentions and broker non-votes are not considered votes cast or shares entitled to vote with respect to this matter and therefore will have no effect on the outcome of Proposal 2.

IMPACT OF VOTE. The Audit Committee is not bound by a vote either for or against the firm but will consider the votes cast by shareholders in selecting our independent registered public accounting firm in the future.

BOARD RECOMMENDATION. As part of its responsibility to evaluate and appoint the independent auditor each year, the Audit Committee has selected EY as our independent registered public accounting firm for the upcoming fiscal year. The Audit Committee considered a number of factors prior to making the determination to re-engage EY, including the nature and quality of their performance, communications, expertise, objectivity, professional judgement and tenure. As discussed below, the Audit Committee believes there are numerous benefits associated with a long-tenured relationship. The Audit Committee also considered that shareholders voted in favor of Ernst & Young with over 92% of the votes cast at last year’s annual meeting. Due to these factors, among others, the Audit Committee has selected Ernst & Young to be AutoZone’s independent registered public accounting firm for the 2025 fiscal year.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer any appropriate questions.

The Board recommends that shareholders vote FOR the ratification of Ernst & Young LLP as AutoZone’s independent registered public accounting firm.

Benefits of a long-tenured auditor

EY has served as our independent auditor for over thirty-five years. Before determining to engage them again for the upcoming fiscal year, the Audit Committee considered how auditor tenure might impact the quality and effectiveness of the independent audit and determined that a number of benefits exist:

●	EY has developed a deep understanding of AutoZone, its business, the industry in which it operates, its accounting policies and practices and its internal controls over financial reporting;
●	Efficiencies have been gained in the audit process, resulting in an efficient fee structure that is competitive with our peer companies, while continuing to provide high quality service; and
●	Appointing a new audit firm would require a significant amount of management’s time for effective onboarding and transitioning.

2024 Proxy Statement	31

Audit and Non-Audit Fees

The aggregate fees for professional services rendered by EY during the past two fiscal years for the annual audit of our consolidated financial statements, the review of our quarterly interim consolidated financial statements, and audit-related, tax, and all other services performed, are set forth in the table below. Amounts reported for FY24 include estimates to be billed for services rendered.

	2024	2023
Audit Fees	$3,107,341	$2,848,590
Audit-Related Fees	$45,000	$35,000
Tax Fees(1)	$225,950	$80,886
All Other Fees	$—	$—

(1)	Relates to state, local and international tax services, including tax compliance and tax planning.

Audit Committee Pre-Approval

The Audit Committee pre-approves all services performed by the independent registered public accounting firm under the terms contained in the Audit Committee charter, a copy of which can be obtained at our website at investors.autozone.com. The Audit Committee pre-approved 100% of the services provided by EY during the 2024 and 2023 fiscal years. The Audit Committee considers the services listed above to be compatible with maintaining Ernst & Young LLP’s independence.

32	2024 Proxy Statement

PROPOSAL 3: Advisory Vote on the Compensation of Named Executive Officers

DESCRIPTION OF PROPOSAL. In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve the following advisory resolution on the compensation of our Principal Executive Officer, our Principal Financial Officer and our other three most highly paid executive officers (collectively, the “Named Executive Officers”) at the Annual Meeting:

“RESOLVED, that the compensation paid to AutoZone’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

VOTES REQUIRED. This matter will be approved if the number of votes cast FOR the proposal exceeds the number of votes cast AGAINST the proposal. Abstentions and broker non-votes are not considered votes cast or shares entitled to vote with respect to this proposal and therefore will have no effect on the outcome of Proposal 3.

IMPACT OF VOTE. This advisory vote, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to endorse or express disapproval of our executive pay program. Because the vote on this proposal is advisory in nature, it is not binding on AutoZone, the Board or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any Named Executive Officer nor will it overrule any decisions made by the Board or the Compensation Committee. Because we highly value the opinions of our shareholders, however, the Board and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

BOARD RECOMMENDATION. The Board believes that AutoZone’s executive compensation program, as described in the Compensation Discussion and Analysis, is effective in achieving the Company’s goals of driving superior performance, retention and shareholder value. Our Board and Compensation Committee believe that there should be a strong relationship between pay and performance, and our executive compensation program reflects this belief. We urge you to read the Compensation Discussion and Analysis, as well as the compensation tables and narrative, set forth herein, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our Named Executive Officers.

The Board recommends that shareholders vote FOR the advisory vote on the compensation of our named executive officers.

2024 Proxy Statement	33

PROPOSAL 4: Advisory Vote on Reducing the Ownership Threshold to Call Special Meeting

DESCRIPTION OF PROPOSAL. Under the By-Laws, a special meeting of shareholders may be called by the Chairman of the Board or President, by the majority of the Board or by holders of a majority of outstanding shares (the “Special Meeting Right”). We are asking shareholders to approve the following advisory resolution on an amendment of our governing documents to reduce the ownership threshold necessary to call a special meeting:

“RESOLVED, that the AutoZone Board of Directors is hereby requested to amend the appropriate governing documents of the Company to give shareholders owning a combined 25% of the Company’s outstanding shares the ability to call a special meeting of stockholders.”

VOTES REQUIRED. This matter will be approved if the number of votes cast FOR the proposal exceeds the number of votes cast AGAINST. Abstentions and broker non-votes are not considered votes cast or shares entitled to vote with respect to this proposal and therefore will have no effect on the outcome of Proposal 4.

IMPACT OF VOTE. This advisory vote gives our shareholders the opportunity to consider an alternative proposal from the majority requirement in our existing By-Laws and from the lower threshold set forth in the shareholder proposal (Proposal 5). Because the vote on this proposal is advisory in nature, it is not binding on AutoZone or the Board. However, the Board and the Nominating and Corporate Governance Committee will consider the results of this advisory vote and the advisory vote set forth in Proposal 5 in determining next steps. If this Proposal 4 is approved and Proposal 5 is not approved by shareholders, the Board intends to adopt an amendment to the By-Laws that would lower the required threshold for shareholders to call a special meeting (the “Special Meeting Right”) to 25%.

If both the Company’s Proposal (this Proposal 4) and the Shareholder Proposal (Proposal 5) regarding special meeting rights are approved, the Board will consider the voting results of both proposals, the difference in support for each proposal and the feedback from our shareholders received through engagement efforts. Based on the totality of such information, the Board will take such actions as it deems to be in the best interest of all shareholders.

BOARD RECOMMENDATION. The Board and the Nominating and Governance Committee have reviewed the Special Meeting Right currently set forth in the By-Laws and considered a multitude of factors, including the existing governance profile of the Company, prevailing practices among other companies of a comparable size and governance profile as the Company and feedback from shareholders during engagement meetings. As a result of this review, the Board has determined that the Company and its shareholders would be best served by a Special Meeting Right with a lower threshold of 25%. This would allow shareholders to call for special meetings to consider matters that have significant, but less than majority, support.

The Board recommends that shareholders vote FOR the advisory vote on reducing the ownership threshold to call special meetings to 25%

34	2024 Proxy Statement

SHAREHOLDER PROPOSAL

DESCRIPTION OF PROPOSAL. We have received notice of the intention of John Chevedden to present the following proposal at the Annual Meeting. In accordance with federal securities regulations, the text of the shareholder proposal and supporting statement appears below exactly as received, other than minor formatting changes. The contents of the proposal and supporting statement are the sole responsibility of John Chevedden, and AutoZone is not responsible for the content of the proposal and supporting statement or any inaccuracies they may contain. Mr. Chevedden has provided documentation showing that he has continuously owned no fewer than 5 shares with a market value of $14,951.75 (based upon closing stock price on the date of submission) since at least May 1, 2021. We will promptly provide the proponent’s address upon a shareholder’s request directed to our Corporate Secretary.

VOTES REQUIRED. This matter will be approved if the number of votes cast FOR the proposal exceeds the number of votes cast AGAINST. Abstentions and broker non-votes are not considered votes cast or shares entitled to vote with respect to this proposal and therefore will have no effect on the outcome of Proposal 5.

IMPACT OF VOTE. Because the vote on this proposal is advisory in nature, it is not binding on AutoZone or the Board. However, the Board and the Nominating and Corporate Governance Committee will consider the results of this advisory vote and Proposal 4 in determining next steps.

If both the Company’s Proposal (Proposal 4) and this Shareholder Proposal (Proposal 5) regarding special meeting rights are approved, the Board will consider the voting results of both proposals, the difference in support for each proposal and the feedback from our shareholders received through engagement efforts. Based on the totality of such information, the Board will take such actions as it deems to be in the best interest of all shareholders.

BOARD RECOMMENDATION. As explained below, the Company and the Board do not support the adoption of this proposal and encourage shareholders to review the Company’s response following the proponent’s statement below.

X	The Board recommends that shareholders vote AGAINST the shareholder proposal described below.

Proposal 5: Special Shareholder Meeting Improvement

Statement by the Proponent in Support of the Proposal

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting.

Currently it requires a 50.1 % of all shares outstanding to call for a special shareholder meeting at AutoZone. This 50.1 % of all shares outstanding translates into 55% of the shares that vote at the AutoZone annual

2024 Proxy Statement	35

meeting. It would be hopeless to think that shares that do not have the time to vote would have the time to go through the special procedural steps to call for a special shareholder meeting.

A reasonable shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. A more realistic shareholder right to call for a special shareholder meeting in AutoZone bylaws will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting.

A more reassemble right to call for a special shareholder meeting can help AutoZone directors to be more careful in setting management pay. AutoZone management pay was rejected by more than 20% of shares in 2023. A 5% rejection is the norm for many well performing companies.

With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and AutoZone bylaws thus need to be updated accordingly.

Please vote yes:
Special Shareholder Meeting Improvement – Proposal 5

Statement by the Company in Opposition of Proposal 5

After careful consideration of the proposal set forth above, the Board of Directors has concluded that a 10% ownership threshold for calling a special shareholder meeting is not in the best interest of AutoZone and its shareholders. Accordingly, the Board of Directors unanimously recommends a vote AGAINST this proposal 5.

Special Meeting Rights

We value and respect the rights of our shareholders and agree shareholders should have the opportunity to raise issues of substantial importance without having to wait for management to schedule a meeting. However, we believe special meeting rights should only be called to discuss exceptional and time-sensitive issues that cannot be delayed until the next annual meeting and when there is significant support among shareholders for such matters.

If the threshold is set too low, we and our shareholders may be subjected to special meetings that waste valuable corporate resources (resources which shareholders entrust us to preserve and protect) and distract management and the Board from important business initiatives and growth objectives in order to advance the agenda of a small minority of shareholders.

Shareholder Engagement

While special meeting rights are a significant governance mechanism, we also believe direct engagement between shareholders and our Board is a more effective use of time and resources. We provide ample opportunities for shareholders to communicate with and provide feedback to our Board. And as discussed on page 21, we have increased our outreach and engagement efforts over the last few years. These efforts have led to numerous changes and enhancements in our governance and compensation practices.

36	2024 Proxy Statement

Commitment to Corporate Governance

We are committed to strong and effective corporate governance and value the opinions of our shareholders on all such matters. Our existing framework and practices provide meaningful opportunities for shareholders to engage with our Board and provide feedback, thereby ensuring that our Board remains accountable to shareholders and exercises independent judgement. Some highlights of our governance framework are as follows:

●	over 80% of our Board are independent, and our three standing committees – the Audit, Compensation, and Nominating and Corporate Governance Committees – are 100% independent;
●	directors are elected annually for 1 year terms;
●	directors are elected by a majority vote in uncontested elections
●	we do not have any supermajority voting requirements in place; and
●	shareholders have proxy access to include director nominees in the Company’s proxy statement.

Recommendation of Company Proposal

In order to provide shareholders with an enhanced ability to call a special meeting on significant matters that are of concern to a substantial number of shareholders in a manner designed to prevent waste and abuse of corporate resources, the Board has issued Proposal 4 asking shareholders to approve a resolution supporting the amendment of the Company’s governing documents to enable shareholders that own 25% of the Company’s outstanding common stock to call a special meeting. The Board believes a 25% ownership threshold strikes the appropriate balance between ensuring that shareholders have the ability to call a special meeting to act on extraordinary and urgent matters and adequately protecting against a misuse of this right by a small number of shareholders whose interests may not be aligned with the vast majority of our shareholders.

Therefore, the Board of Directors unanimously recommends a vote AGAINST this Proposal 5.

Other Matters

We do not know of any matters to be presented at the Annual Meeting other than those discussed in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, your proxies will be able to vote those matters in their discretion.

2024 Proxy Statement	37

COMPENSATION DISCUSSION
AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) explains our compensation program for our named executive officers (“NEOs”) for fiscal year 2024 (“FY24”). This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific compensation-related decisions.

Table of Contents		Compensation Committee Report
Executive Summary	39

The Compensation Committee of the Board has reviewed and discussed with management the following CD&A. Based on such review and discussions, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Compensation Committee,

George R. Mrkonic, Jr. (Chair)

Brian P. Hannasch

Linda A. Goodspeed

Gale V. King

FY24 Year in Review	39
Letter from the Compensation Committee	40
Shareholder Support and Engagement	41
Q&A with Our Compensation Committee Chair	42
Leadership Transition	44
Diversity, Equity and Inclusion	44
Compensation Framework	45
Guiding Principles	45
Compensation Elements and Mix	48
Target Compensation Mix	49
Compensation Governance	50
Compensation Committee Oversight	50
Roles and Responsibilities	50
Benchmarking	52
Establishing Compensation Levels	53
Compensation Program Details	55
Base Salary	55	Named Executive Officers
Annual Incentive Plan	56

WILLIAM C. RHODES, III

Executive Chairman

PHILIP B. DANIELE, III

President and Chief Executive Officer

JAMERE JACKSON

Chief Financial Officer

THOMAS B. NEWBERN

Chief Operating Officer

WILLIAM R. HACKNEY

Executive Vice President, Merchandising, Marketing and Supply Chain

KENNETH E. JAYCOX, JR.

Senior Vice President, Commercial

*Reflects titles as of fiscal year-end.

Long-Term Incentive Plan	59
One-Time Special Awards	61
Other Practices, Policies & Guidelines	62
Summary Compensation Table	66
Grants of Plan-Based Awards	67
Outstanding Equity Awards at Fiscal Year-End	68
Option Exercises and Stock Vested	69
Nonqualified Deferred Compensation	69

38	2024 Proxy Statement

Executive Summary

FY24 Year-in-Review

The three years prior to FY24 were marked by exceptionally strong performance and significant volatility impacting virtually every aspect of our business, and we are proud of our ability to successfully navigate those unprecedented challenges. However, as we looked to the future, we believed the key to enhancing our competitive position is returning to our historic standard of flawless execution, which begins with our Pledge and Values. For that reason, our mantra for FY24 was Live the Pledge.

We Proudly Executed a CEO Succession Plan and Leadership Transition. After a thoughtful, robust and disciplined succession planning process that spanned more than three years, we proudly announced and executed upon a leadership transition that has built upon a deep bench of leaders who stand ready to lead the enterprise through the next stage of growth, all while preserving the great culture that makes AutoZone what it is. More information about our new leadership is discussed in the following pages.

We Sustained Double Digit EPS growth along with mid-single digit sales growth. In FY24, we built upon our exceptional prior period performance by delivering $18.5 billion in sales, domestic same store sales growth of 0.4%, international same store sales growth (on a constant currency basis) of 10.2% and total company same store sales growth (on a constant currency basis) of 1.4%. We sustained the share gains we achieved since 2020, as we achieved new all-time highs in sales, average sales per store and earnings per share.

Continue to Return Cash to our Shareholders. We returned approximately $3.2 billion of cash to our shareholders in the form of share repurchases during FY24. Furthermore, since the inception of our share repurchase program in 1998 and through the end of the fiscal year, we have returned an aggregate $37.0 billion to shareholders, all while continuing to invest in our current infrastructure to optimize performance and investing in organic growth. Our long-standing and unwavering commitment to our disciplined capital allocation strategy is clear.

We Challenged Our AutoZoners to Accelerate Growth in Key Metrics. The Company delivered solid results, executing amidst a challenging external environment. With our focus on the future, we set challenging performance goals with our EBIT target increasing 4% over prior year record growth while ROIC was again planned at greater than 50%. Our financial targets were appropriately rigorous and management was incented to deliver the best results possible for our shareholders.

Diluted EPS

Earnings Before Interest and Taxes and Return on Invested Capital

Total Shareholder Return

2024 Proxy Statement	39

LETTER FROM THE COMPENSATION COMMITTEE

To Our Valued Shareholders,

We, as the Compensation Committee, are pleased to present this year’s Compensation Discussion and Analysis (CD&A) for AutoZone. Our executive compensation program is rooted in long-term shareholder value, and this year’s CD&A discusses our fiscal year 2024 executive compensation program decisions, highlighting how our distinctive approach to long-term incentives has driven exceptional performance for over two decades.

At AutoZone, our compensation philosophy has always prioritized long-term value creation over short-term gains. This is why we have consistently relied on stock options as the cornerstone of our Long-Term Incentive Plan (“LTIP”), albeit a unique choice for public companies in today’s business environment. And while relative to other executive compensation programs our approach may be unconventional, over the past 20 years, it has proven quite effective, helping us to deliver exceptional results: our Total Shareholder Return (TSR) has averaged approximately 20% per year, significantly outperforming both the S&P 500 and S&P Retail Indices, placing us in the top 3% of all public companies based on TSR. In addition, our fixed share approach, granting approximately 0.9% of shares annually, ensures that the true cost to shareholders remains predictable and transparent. Even during market disruptions, our LTIP has proven resilient, driving both retention and performance. For these reasons, we continue to stand by our decision to maintain its core structure.

At the same time, we also highly value shareholder input. Since the introduction of the “Say-on-Pay” advisory vote in 2011, we have consistently received strong support for our compensation practices, with no less than 86% of votes cast in favor before 2023. However, last year’s 78% support marked a change and prompted us to enhance our engagement efforts to better understand shareholder feedback and address any concerns. Most of our shareholders continue to share that they strongly support our program and approach to equity grants, as well as appreciate our unwavering focus on managing the cost of our program. However, we recognize that the direct connections between the significant growth in our stock price, the Black-Scholes value of stock options, and our fixed share rate model has contributed to a notable rise in the total value of our equity grants from prior years. As a result, to reset the connection between the Black-Scholes value of stock options and the fixed share rate, the Compensation Committee will grant stock options to the NEOs in FY25 at the same award value as FY24 (the actual number of options granted was reduced). We also made additional refinements to our executive compensation program based on feedback, detailed on pages 41-42 of this CD&A. For further clarity, pages 42-43 of this CD&A include a special Q&A section addressing common questions about our use of stock options and a fixed share model.

Thank you for your continued trust and support. We appreciate the care you will take in reviewing this year’s CD&A and are confident it reflects our commitment to continually strengthening our compensation program and aligning it with shareholder interests. We remain dedicated to fostering long-term growth, creating shareholder value, and maintaining an executive compensation program that supports these objectives.

Sincerely,

The Compensation Committee

George R. Mrkonic, Jr. (Chair)

Brian P. Hannasch

Linda A. Goodspeed

Gale V. King

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SAY-ON-PAY & Shareholder Engagement

At Autozone, we believe that maintaining a strong and transparent relationship with our shareholders is essential to our long-term success. We have always been committed to engaging with our shareholders on key issues, including our executive compensation practices. This commitment is reflected in the consistently high levels of support we have received through our annual “Say-on-Pay” advisory vote since 2011.

At our 2023 Annual Meeting of Shareholders, we continued to receive strong majority support for our executive compensation program. However, our lower vote outcome reinforced our ongoing dedication to listening to our shareholders and responding to their feedback. Since July 2024, we proactively reached out to shareholders representing 74% of our outstanding shares as of June 30, 2024 and invited them to join the Chair of the Compensation Committee, in virtual meetings to discuss our program. Our goal was to listen to and understand our shareholders’ perspectives and engage in constructive dialogues to gather further insights on the areas of specific concern. By October 2, 2024, we conducted meetings with shareholders representing approximately 52% of our shares. The Compensation Committee Chair participated in all the meetings and shared the feedback directly with the other Compensation Committee members, as well as the full Board.

The central topic of our discussions was about our unique approach to long-term incentives. Most of our shareholders continue to strongly support the design of our LTIP but requested more details for our decision to continue to use 100% stock options and a fixed share model since it is an unconventional approach (please see pages 42-43 of this CD&A for a special Q&A section addressing common questions about our approach). Shareholders also provided feedback on other aspects of our program, including observations that informed refinements for FY24 and FY25. Below is a summary of the key messages we heard from our shareholders and how we have responded.

niv
What We Heard	How We Responded
Some shared concerns about the continued use of 100% traditional stock options in our LTIP and the increased value of equity grants compared to prior years
●
Froze the total stock option equity compensation (based on the Black-Scholes value) granted to NEOs based upon FY24 grants granting the same total stock option compensation value in FY25
●
Granted 50% of the Executive Chairman’s FY24 LTIP award using premium-priced stock options (10% above stock price on date of grant) with a 100% cliff vest after five years, and further reduced the Executive Chairman’s FY25 LTIP grant to $2,350,000, to less than half of the FY24 grant value
●
Granted 25% of the CEO’s FY25 LTIP awards using premium-priced stock options (10% above stock price on date of grant), each with a 100% cliff vest after five years, aligning total compensation to approximately the 30th percentile of the Peer Group

For more information about how we set compensation levels for our CEO, Executive Chairman and other NEOs, please refer to page 53 of this CD&A.

Some expressed a preference for deferred vesting on stock options beyond the 1st anniversary of the Vesting Commencement Date	● Changed the vesting schedule* starting with FY25 grants from 25% per year annually to the following:
	% Vested	Anniversary of Vesting Commencement Date
	0%	1st Year
	50%	2nd Year
	25%	3rd Year
	25%	4th Year

*Note: Any Executive Committee member who is 55 years or older but has less than 15 years of service with AutoZone will continue to have their stock options vest in four equal tranches starting on first anniversary of the Vesting Commencement Date.

Some would like a maximum on annual	● In FY23 we implemented maximum payout opportunity of 300% for annual incentive plan awards ● Eliminated the individual modifier component of the annual incentive plan effective FY25.

2024 Proxy Statement	41

niv
What We Heard	How We Responded
incentive plan payouts, and do not support the upside opportunity executive officers’ have driven by the individual modifier component of annual incentive awards
Some wanted to better understand why we don’t explicitly use of Environmental, Social Governance (“ESG”) metrics in our annual incentive plan
●
Culturally, we believe ESG initiatives are important, and they are embedded in everything we do. As such, we do not believe that ESG as standalone metrics in our annual incentive plan would materially drive results. We expect and hold our AutoZoners accountable, especially our executive officers, to be environmentally responsible, inclusive and respectful practicing sound governance as part of their everyday behaviors.

Some questioned the perquisites offered to executives
●
The largest benefit we offer is our match on charitable contributions of up to $50,000, annually. This perquisite is reflective of AutoZone’s culture of giving. On average, it is approximately 40% of total perquisite value. All other benefits are consistent with market practice.

The Compensation Committee and entire Board of Directors value the opinion and feedback of our shareholders and intend to continue to engage with shareholders regarding compensation practices and governance. As before, the Committee will take into account the level of support from this year’s Say-on-Pay vote and any subsequent shareholder feedback received in determining executive compensation for FY26.

Q&A WITH OUR COMPENSATION COMMITTEE CHAIR

In response to shareholder interest in our unique approach to long-term incentives, below are answers to some commonly asked questions we receive about our focus on stock options and additional insights into why we’ve maintained our current compensation strategy.

How do you manage between long-term and short-term performance incentives?

At AutoZone we are focused on the primary mission of creating long-term sustainable value. While we certainly want to perform in the short-term as well, we never want that to be at the expense of long-term value creation. We balance those two objectives in the following ways:

1. By making the long-term incentives do most of the work by allocating 81% of total compensation of the NEO’s to long-term compensation versus only 8% for short-term awards;

2. By paying short-term compensation on Economic Profit, which is 50% based on EBIT and 50% based on ROIC. We believe that these metrics balance annual growth and return while driving long-term value creation;

3. By setting realistic bottoms up plans for the short-term plan that are not so stretched that management would ever need to compromise future performance to achieve the short-term reward.

We believe we have achieved the right balance in both short- and long-term goal setting and performance management if we meet or exceed those short-term targets routinely (as we have done in 17 out of the last 20 years for the EBIT portion of the award) while at the same time exceeding any relevant benchmarks over the long-term (AutoZone has generated TSR in the top 3% of all public companies over the last 20 years).

42	2024 Proxy Statement

Why does AutoZone prioritize stock options over performance share units (PSUs) in its Long-Term Incentive Plan? We believe stock options are the most effective way to align management incentives with long-term shareholder value. Unlike PSUs, which can sometimes shift focus to short-term accounting metrics, stock options encourage sustainable, high-return investments that drive long-term performance in a way that is 100% aligned with shareholders. Our stock option plan ensures that management remains focused on consistent, long-term value creation. In addition, executives tend to hold onto their options longer than is typical, effectively behaving like shareholders who balance protecting in-the-money value with driving future growth. Given the proven effectiveness of stock options in driving performance and retention, as well as their strong alignment with shareholder interests, we believe it would be irresponsible to shift away from this strategy. Our plan remains cost-competitive for shareholders and essential to sustaining long-term success.

How do stock options support AutoZone’s long-term value creation? Stock options provide continuous and dynamic incentives that directly align with shareholder interests. By focusing on maximizing share price over the long term, management avoids short-term trade-offs that could harm sustainable growth. This approach has proven resilient even during market disruptions, such as the COVID-19 pandemic and the financial crisis of 2008.

Why does AutoZone use a fixed percentage of shares rather than the more common Black-Scholes model? We prefer a fixed percentage of shares approach because it directly ties the true shareholder cost—dilution—to a real and predictable metric: the annual share count. This approach offers greater transparency and aligns our practices with the interests of shareholders.

What are the advantages of AutoZone’s fixed share approach over Black-Scholes-based benchmarking? Our fixed share approach avoids the inflationary pressure that arises from constantly benchmarking compensation against peer groups using Black-Scholes values. By setting a fixed percentage of shares (0.9%) relative to the annual share count, we maintain a consistent and predictable metric, independent of fluctuations in share price or peer group movements. In addition, if the share price stays flat (or goes down) the Black-Scholes value of the grant will be flat (or decline).

How does AutoZone’s fixed percentage of shares align with industry standards? The 0.9% annual share grant is identical to our peer group average and materially below the S&P 500 index, demonstrating that our approach is both competitive and aligned with broader industry practices. Also, as shown on page 47, the overall cost of our program is generally below median versus comparable companies.

How can you ensure that using 100% stock options in your compensation approach doesn't encourage unnecessary risk-taking? While some might believe that relying solely on stock options could incentivize risky behavior, our experience over the last two decades tells a different story. Our exceptional performance has led to significant in-the-money value for stock options, which executives typically hold for extended periods. The substantial value accumulated over time far outweighs the annual grants, encouraging a balanced approach focused on protecting existing value while continuing to create new value. Furthermore, although there may be a concern that executives could manage stock prices in the short term, this contradicts the way our program operates. We do not provide earnings guidance, host analyst days, or promote our stock publicly, ensuring that short-term stock price manipulation is not a focus. Lastly, the fixed timing of our stock option grants further mitigates the potential for risk-taking by ensuring that decisions are made based on long-term value creation rather than short-term gains.

2024 Proxy Statement	43

LEADERSHIP TRANSITION

FY2024 marked a leadership transition and realignment. By retaining long-term CEO, Mr. Rhodes, we ensure continuity while leveraging his extensive experience. The elevation of Mr. Daniele to President and CEO, supported by his proven track record reinforces our strategic direction. In addition, the new leadership structure includes three seasoned leaders in Mr. Jackson, Mr. Newbern and Mr. Hackney, along with the addition of external talent, Mr. Jaycox. These internal and external talent-driven moves positions us to maximize growth opportunities to drive key initiatives. For more information about how we set compensation levels for our CEO, Executive Chairman and other NEOs, please refer to page 53 of this CD&A.

CEO Succession
William C. Rhodes, III Executive Chairman	Philip B. Daniele, III President & Chief Executive Officer

Executive Promotions	AutoZone Tenure
Jamere Jackson Chief Financial Officer (FY23: Executive Vice President)	4
Thomas B. Newbern Chief Operating Officer (FY23: Executive Vice President)	39
William R. Hackney Executive Vice President (FY23: Senior Vice President)	39
Kenneth E. Jaycox, Jr. Senior Vice President (Hired July 2024)	<1

Diversity, EQUITY AND INCLUSION

AutoZone is committed to continuing to build a diverse organization that represents our customers and the communities in which we serve. This commitment to diversity begins at the top with our Board of Directors and our Executive Committee. We are proud of the quality, strength, experience, racial and ethnic diversity, gender diversity and tenure represented on our 12-person Executive Committee. Additionally, six members of our Executive Committee are Executive Sponsors of AutoZone Business Resource Groups and six are on the DEI Steering Committee. This leadership and advocacy serve to ensure we remain dedicated to continuing to invest in and develop a talented and diverse pipeline of AutoZoners.

An AutoZoner always EMBRACES DIVERSITY
Welcome each individuals’ heritage, differences and unique qualities. Build teams with diverse thoughts, skills, knowledge and backgrounds. Value the ideas and opinions of others.

44	2024 Proxy Statement

Compensation Framework

Guiding Principles

As the leading retailer and distributor of automotive replacement parts and accessories in the Americas, we believe an effective compensation program should be carefully designed to address the unique needs of our company, taking into consideration the industry, our history and the employee population for which such compensation program is designed. In particular, AutoZone’s executive compensation program is designed around three, primary Guiding Principles.

COMPENSATION GUIDING PRINCIPLES

Drive PERFORMANCE

Does the compensation program represent a pay-for-performance philosophy by driving short-term and long-term performance? Are there appropriate risk mitigation measures designed to prevent excessive risk taking?

Drive RETENTION

Are we attracting and retaining effective leaders who can develop and execute long-term strategic objectives? Are they appropriately incented to ensure the long-term success of the organization, including after their retirement? Are they encouraged to attract, retain and develop organizational talent for the future?

Drive SHAREHOLDER VALUE

Are we investing in the profitable growth of the business by incenting sustainable value creation? Are performance and retention achieved in a manner that does not come at an excessive cost to shareholders?

These Guiding Principles have shaped our executive compensation framework for more than 20 years. By referring to these Guiding Principles, the Compensation Committee has consistently evaluated our executive compensation over the years to determine whether the program remains effective or whether changes in compensation design are appropriate.

Drive Performance

Evaluating long-term performance is a necessary first step in evaluating executive compensation. At AutoZone, we pay particular attention to Total Shareholder Return (TSR), Diluted Earnings per Share (EPS), Earnings before Interest and Taxes (EBIT) and Return on Invested Capital (ROIC). We believe these metrics, when viewed over a ten-to-twenty-year horizon, provide a strong indication of whether our compensation program embodies not only a pay-for-performance incentive structure, but also a pay-for-long-term-performance incentive structure.

We believe embracing stock options versus performance-based stock units and opting for a fixed share model demonstrate a deep understanding of what behaviors drive success, and what incentives drive those desired behaviors.

Is it working? Are we driving Long-Term Performance? Our approach to performance-based compensation and long-term incentives is admittedly unique and unconventional. However, when evaluating our performance over the past 20 years, we’ve observed the following exceptional results—our annualized TSR has averaged approximately 20%, materially exceeding both the S&P 500 and S&P Retail Indices; and we are in the top 3% of all public companies when measured on the basis of Total Shareholder Return.

2024 Proxy Statement	45

AutoZone has benefited from the effectiveness of stock options since becoming a public company in 1991, with recent stock price growth leading to a significant increase in the accounting value of these options.

Drive Retention

Retention of key executive officers as well as other AutoZoners, combined with the ability to attract and recruit highly qualified, external leaders, is an important goal of our compensation program as it promotes superior and consistent execution of our operational and financial goals as well as more thoughtful succession planning and organizational development. This ultimately serves the long-term benefit of our customers, our organization and our investors. Accordingly, the Compensation Committee regularly reviews the turnover of the Company’s executive officers to evaluate retention.

●	During the past ten years, AutoZone has not lost a single executive officer to another business due to their voluntary termination. To the contrary, our executive officers typically remain with AutoZone until their permanent retirement which allows for a successful transition of responsibilities to their successor.
●	We have also shown that our compensation structure allows us to effectively recruit externally as we continue to recruit highly qualified and experienced leaders.

Drive Shareholder Value

Investing in the profitable long-term growth of the business is a basic tenet of AutoZone. We passionately pursue opportunities that provide a strong return on investment and exercise restraint when presented with opportunities that we believe will not provide the returns that shareholders have come to expect from us. While some refer to this approach as our disciplined capital allocation strategy, at AutoZone, we simply call it Living our Pledge and Values. An AutoZoner always Strives for Exceptional Performance. Our compensation programs are designed to incent behaviors that stand true to this basic principle of driving long-term shareholder value, by profitably investing in and growing our business and returning excess cash to our shareholders.

The below table demonstrates alignment between pay, performance and cost effectiveness of the stock option program.

An AutoZoner always STRIVES FOR EXCEPTIONAL PERFORMANCE

Be accountable and honor your commitments. Act in a manner of the highest legal and ethical standards. Use resources wisely and promote a culture of thrift. Take strong initiative, act quickly and do the job right the first time.

46	2024 Proxy Statement

Source: Financials from Yahoo! Finance; SBE from 10k filings

1 &2 Excludes AutoZone; based on companies reporting as of August 31, 2024

1 High-Performing Companies (Cos) are firms with sales of $20B and 10% or better Total Shareholder Return in last 5 years (n=58).

Note: the impact of SBE has been muted by the option tax benefit to the point that Net Income was virtually unchanged due to SBE.

Over the past three years, as stock price and therefore, share-based expense, significantly increased, the tax benefit from stock option exercises have correspondingly risen, nearly offsetting the program’s costs as reflected on the P&L statement. It is important to highlight that share-based expense is a non-cash charge derived from a complex mathematical formula, whereas the tax savings are actual cash benefits. Consequently, despite the perceived impact, our option program has not been more dilutive to shareholders over the past decade than a hypothetical 50/50 stock options/RSU program.

2024 Proxy Statement	47

Compensation ELEMENTS AND MIX

The Compensation Committee aims to align the executive compensation program with the interests of our shareholders and in a manner consistent with our Guiding Principles. The key elements of our executive compensation program, as well as the primary Guiding Principles promoted by each such element, are summarized below.

Additionally, the program is designed to include an appropriate mix of different types of compensation as follows:

✓	a mix of short-term and long-term incentive compensation to align pay outcomes to both the achievement of our annual operating plan as well as our long-term strategy;
✓	a mix of cash and equity compensation to align interests of our executives with those of our shareholders; and
✓	a mix of fixed and variable compensation, to promote the achievement of rigorous goals without excessive risk taking.

Compensation Components		Guiding Principles
BASE SALARY
●
Fixed cash compensation typically below median
●
Allows AutoZone to attract and retain highly qualified executives through the delivery of stable, cash compensation
●
Salaries reflect individual’s level of responsibility and experience, scope and complexity of position, market data and internal pay equity

ANNUAL INCENTIVE PLAN
●
Variable cash compensation
●
Drives short-term Company performance
●
Payout is based upon performance against pre-established, realistic, team-based financial goals of EBIT and ROIC, as drivers of economic profit

LONG-TERM INCENTIVE PLAN
●
Variable equity compensation, subject to holding and vesting requirements
●
Drives long-term performance
●
Directly aligns executives’ interests with shareholders by rewarding long-term value creation as measured by stock price appreciation using stock options
●
Due to the share buyback program, each year, we are effectively reducing the number of stock options we grant as the grant pool is based on a fixed percentage of shares outstanding
●
Our option holders hold their vested options for long periods of time further reinforcing our ownership culture.

BENEFITS	● Health, welfare and retirement benefit plans and programs, including participation in stock purchase plans ● Helps attract and retain experienced executives
PERQUISITES
●
Limited perquisites and personal benefits, such as charitable contribution match, home security systems and airline club memberships, which allow executives to devote more time to business while also promoting community engagement, health, wellness and safety

48	2024 Proxy Statement

For FY24, the vast majority of target compensation value was delivered in the form of variable or “at-risk” performance-based compensation as shown below.

Target Compensation Mix
President and CEO	Average of Other NEOs

2024 Proxy Statement	49

Compensation Governance

Compensation Committee Oversight

The Company’s executive compensation program is administered and overseen by the Compensation Committee. As set forth in its committee charter (which is available on the Investor Relations section of our website), the Compensation Committee is made up entirely of independent directors appointed by the full Board of Directors and is responsible for reviewing and approving AutoZone’s compensation philosophy, strategy and objectives as well as its compensation programs, plans and awards for executive officers. In carrying out its responsibilities, the Compensation Committee elicits feedback and support from shareholders, members of management and outside advisors as needed.

ROLE OF COMPENSATION COMMITTEE

●
Reviews and approves executive compensation philosophy, strategy and objectives
●
Reviews and approves compensation programs, plans and awards (including salary, bonus and equity grants) for all executive officers
●
Determines the terms and conditions of equity incentive awards for all award recipients

●
Evaluates performance against pre-established performance goals
●
Reviews regulatory and legal developments on compensation matters
●
Reviews annual say-on-pay results and considers investor feedback on executive compensation practices
●
Reviews and oversees risk management practices relating to the design and operation of compensation plans and programs

ROLE OF COMPENSATION CONSULTANT	ROLE OF MANAGEMENT

●
Provides recommendations regarding compensation amount, mix, program design and governance practices
●
Provides direct feedback regarding compensation-related practices and trends
●
Feedback and recommendations are primarily focused on CEO and executive compensation
●
Reports directly to the Compensation Committee

●
Conducts compensation-related research and data analysis based on peer group and broader market surveys
●
Provides recommendations regarding compensation amount, mix, program design, and governance practices
●
Executives vigorously evaluate the performance of each of their direct reports
●
Evaluates market data for each executive officer relative to the Company’s strategy, business and inherent responsibilities of the role
●
Advises on relationship of other factors, such as the Company’s annual operating plan, long-term strategy, human capital management strategy and internal pay equity, to compensation design and outcomes

ROLE OF SHAREHOLDERS
● Express support for the executive compensation program by voting for or against the Say-on-Pay vote at annual meeting	● Provide direct feedback regarding executive compensation program through engagement with management and/or Board members

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Independent Compensation Consultant

For FY24, the Compensation Committee again selected and retained Pearl Meyer to serve as its independent compensation consultant. Prior to its engagement, the Committee re-assessed Pearl Meyer’s independence in light of applicable SEC rules and NYSE listing standards and determined that no conflict of interest or independence concerns existed. Pearl Meyer reports directly to the Compensation Committee and provides independent advice regarding executive and non-employee director compensation programs and practices. Representatives from Pearl Meyer also regularly attend meetings of the Compensation Committee and executive sessions as may be requested by the Committee from time to time.

Management

Mr. Daniele, in his capacity as President and Chief Executive Officer, attends most meetings of the Compensation Committee and provides valuable input and perspectives to the Committee with respect to the performance and compensation of the other members of our management team. He makes specific recommendations to the Compensation Committee concerning the compensation of his direct reports and other senior executives, including the executive officers. These recommendations generally relate to base salary increases, internal promotions and compensation recommendations for newly hired executives. He also assists the Compensation Committee by providing input regarding individual goals, performance and results as well as scope and complexity of their positions. Our Senior Vice President, Human Resources, along with other key members of our human resources team also attend the majority of Compensation Committee meetings and provide the Committee with data, analyses and perspectives on relevant market and industry trends.

Compensation Planning Cycle
SEPTEMBER - NOVEMBER	DECEMBER – FEBRUARY

●
Review company and individual performance for prior year and approve annual incentive plan payouts
●
Review and approve compensation disclosures to appear in Proxy Statement
●
Approve compensation levels, including base salary, annual incentive plan target and equity awards
●
Review feedback from Compensation Committee self-evaluation
●
Review executive compliance
with stock ownership policy

●
Review year-to-date results against annual incentive plan targets
●
Review Say-on-Pay results and proxy advisory firm analyses
●
Review compliance with Compensation Committee Charter
●
Review director compensation (biennially)
●
Review director compliance with stock ownership policy

MARCH – MAY	JUNE - AUGUST

●
Review year-to-date results
against annual incentive plan
targets
●
Review composition of Peer Group and approve any changes
●
Review trends and best practices, due to legislative and regulatory changes or otherwise
●
Discuss potential changes to compensation plans or policies
●
Review consultant independence and fees

●
Review year-to-date results against annual incentive plan targets

●
Review share-based expense trend
●
Discuss feedback from shareholder engagement
●
Review compensation plans and potential changes for following year
●
Review findings from compensation program risk assessment.
●
Discuss compensation levels for executive officers for following year

2024 Proxy Statement	51

Benchmarking

AutoZone reviews publicly available data from a peer group of companies to help us ensure that our executive compensation programs remain effective in carrying out our Guiding Principles.

Peer Group Composition

Our peer group is composed of direct competitors; companies with which we compete for talent, customers and capital; and companies with a comparable range of key financial measures and business model (e.g. specialty retailer with retail and commercial customers). Such companies are likely to have executive positions comparable in breadth, complexity and scope of responsibility to ours. The peer group data we use is from proxy filings and other published sources – it is not prepared or compiled especially for AutoZone. We annually review the appropriateness of this peer group. It typically has changed when a peer company experiences events such as acquisitions and spin-offs, or in the event a member company experiences significant performance challenges.

● ● ● ● ●	● ● ● ● ●	● ● ● ●

FY24 Peer Group
● Advance Auto Parts ● Bath and Body Works ● Costco Wholesale ● Dick’s Sporting Goods ● Dollar General	● Dollar Tree ● Genuine Parts ● LKQ Corporation ● Lowe’s Companies ● O’Reilly Automotive	● Sherwin Williams ● Tractor Supply Company ● Ulta Beauty ● W.W. Grainger

No Changes to FY25 Peer Group. During FY24, the Compensation Committee reviewed the peer group for FY25 compensation programs. The intent of such review was to ensure our peer group consists of companies with a similar business model and face similar risks and opportunities as the macroeconomic environment changes, while also selecting companies with comparable financial metrics, market capitalizations and go-to market strategies. Management continues to believe the business models of automotive retailers and petroleum distributors are too dissimilar for inclusion in our peer group. Following such review, and upon the recommendation of management and Pearl Meyer, the Compensation Committee did not make any changes and approved the above peer group for FY25 compensation matters.

Use of Peer Group Data

Peer group data is an important tool in determining executive compensation levels. However, due to a number of factors, executive compensation data is not perfectly comparable across companies. For example, companies, like AutoZone, consider the scope, complexity and strategic contributions of each role in setting executive compensation. These factors vary significantly across companies, even in the same industry. For this reason, AutoZone does not engage in strict benchmarking of compensation levels, i.e., we do not use specific data to support precise targeting of compensation, such as setting an executive’s base pay at the 50th percentile of an identified group of companies. Instead, we utilize peer group data to help determine competitive base salaries and short-term incentive target amounts that support our ability to attract and retain executive talent within our overall compensation philosophy. As referenced before, we do not target a Black-Scholes value for the option awards. We have a fixed run rate every year (approximately 0.9% of outstanding shares) which makes the cost of our program more predictable and does not tie us to continuous benchmarking that drives increased costs.

Survey Data

AutoZone also uses broader compensation survey data submitted by hundreds of companies, which may contain summary statistical information (e.g., mean, median, 25th percentile, etc.) related to base salaries, variable compensation, total annual cash compensation, long-term incentive compensation and total direct compensation. In making decisions related to executive compensation, the Compensation Committee uses the survey data as context in reviewing compensation levels, particularly for salary ranges and approving pay actions.

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ESTABLISHING COMPENSATION LEVELS

Chief Executive Officer

The Compensation Committee annually reviews and establishes the compensation level for the President and Chief Executive Officer, in conjunction with a review of his individual performance by the directors. As part of this review, the Committee considers all forms of compensation, including base salary, annual cash incentive, long-term equity incentives and other benefits provided. Mr. Rhodes and Mr. Daniele were not a party to the deliberations regarding their own compensation. Instead, the Compensation Committee received input from Pearl Meyer, as its independent compensation consultant, and discussed its recommendations directly with the Senior Vice President, Human Resources.

Rhodes. AutoZone’s CEO Transition plan was approved and announced in June 2023, with an effective date of January 2, 2024. Because Mr. Rhodes would be serving as Chairman, President, and Chief Executive Officer for part of FY24, the Compensation Committee determined to keep his cash compensation level for such period of time unchanged from the prior year. Compensation levels for Mr. Rhodes in his capacity as Executive Chairman are discussed below.

Daniele. In determining compensation for Mr. Daniele upon his appointment as President and Chief Executive Officer, the Compensation Committee reviewed peer group data, Mr. Rhodes’ current compensation as CEO for nearly 19 years and Mr. Daniele’s specific experience. In particular, the Compensation Committee considered that Mr. Daniele will be new-in-position as a first-time CEO but also brings with him many years of relevant experience within AutoZone and the automotive aftermarket industry.

Name	Rhodes(1)	Daniele(1)
Total Cash Compensation	$2,415,000	$2,300,000
Peer Group Percentile	43%	37%
Total Compensation	$18,796,822	$9,499,838
Peer Group Percentile	99%	30%

(1) Reflects annualized target compensation for Mr. Rhodes as Chairman, President and CEO and Mr. Daniele as President and CEO during FY24. Note we do not specify a long-term incentive target but used fixed-share modeling based on a % of shares outstanding. Mr. Daniele as first year President and CEO was intentionally set below market median.

Following such review, the Compensation Committee determined to set Mr. Daniele’s total compensation at a competitive level but below market median compared to the peer group. His cash compensation, consisting of base salary and target annual incentive opportunity, is relatively consistent with that of Mr. Rhodes’, but his long-term incentive compensation is significantly less. Additionally, as recently as 2019 before the recent stock price increase, Mr. Rhodes’ total compensation was in the 36th percentile compared to peers.

Executive Chairman

In determining compensation for Mr. Rhodes in his role as Executive Chairman, the Compensation Committee reviewed peer group data and found great variability in Executive Chairman pay, due to each Company’s unique facts and circumstances. The Committee sought to design a compensation structure that incentivized Mr. Rhodes to remain focused on the long-term performance and success of the Company while also acknowledging the significant change in his role. As such, Mr. Rhodes’ compensation is heavily weighted towards long-term, at-risk incentive compensation, with a modest base salary and no annual incentive award opportunity. In addition, the Committee used premium priced stock options for 50% of the award with five-year cliff vesting to further reinforce the importance of long-term growth and sustainability.

2024 Proxy Statement	53

Other Executive Officers

The Compensation Committee annually reviews and approves base salaries for AutoZone’s remaining executive officers based on recommendations of the President and Chief Executive Officer and considerations of the various factors described above.

The Compensation Committee was mindful of the first CEO transition in nearly two decades and the supporting team was key to help continue our level of exceptionally high performance. The Compensation Committee looked at various factors to determine pay for the most senior executives consisting of the Chief Financial Officer, Chief Operating Officer and Executive Vice President, Merchandising, Marketing and Supply Chain: demonstrated performance, related experience in the market and with AutoZone, added expectations to play a more significant role in management and direction of their respective areas, and to attract a field of appropriately qualified and experienced leadership candidates for open roles. The Compensation Committee evaluated pay compared to market, considering the defined peer group as well as the S&P500 of related roles.

54	2024 Proxy Statement

Compensation Program Details

Base Salary

We provide base salaries to our executive officers as a means to deliver a stable amount of cash compensation throughout the fiscal year. Base salaries are established by the Compensation Committee at a level that takes into consideration the individual’s position, including scope and complexity of the role, as well as broad-based market data, internal pay equity and total target cash compensation.

In general, base salaries for our executive officers are competitive but often below market median. For new executive officers who are promoted from within the organization, the Company aims to set base salaries in the bottom quartile of the market with the expectation of moving base salaries to the 30th percentile after the third year in such position. For executive officers who are externally hired, the Company may be more competitive in setting base salaries closer to median in order to successfully recruit and retain highly qualified leaders who complement the strategic needs of the organization and who don’t have several years of equity grants.

Over time, as the median pay levels in the competitive market change, as evidenced by the salary survey data, AutoZone will make appropriate adjustments to its salary range midpoints so that on average, these midpoints are positioned at market median for base salaries. We believe this positioning relative to the market allows for competitive base salary levels while also delivering competitive total rewards at or above the market median through our performance-based variable compensation. For additional information on the sources of market data and how AutoZone uses such data, see “Benchmarking” within this CD&A.

The below table lists each of our NEO’s base salary for FY23 and FY24, the percent of increase from the prior year and the rationale for the change.

Name	FY23	FY24	Increase	Rationale
William C. Rhodes, III	$1,050,000	$150,000	(85.7)%

Benchmarks widely varied but total compensation targeted well-below median with low level of base salary and significant weight in long-term premium priced stock options with five-year cliff vesting to retain and capitalize on the outgoing CEO’s institutional knowledge while ensuring a smooth transition to the new CEO

Philip B. Daniele, III	519,000	1,000,000	92.7%	Pursuant to promotion to President and CEO, we targeted pay to be competitive but below market median of the peer group
Jamere Jackson	731,000	800,000	9.4%	Pursuant to promotion and based on general market experience in related role, we targeted 75th percentile for base salary of the peer group and S&P500
Thomas B. Newbern	641,000	800,000	24.8%	Pursuant to promotion and based on general market experience in related role, we targeted 50th percentile for base salary of the peer group and S&P500, aligning with CFO
William R. Hackney	426,000	500,000	17.3%

Pursuant to promotion and based on general market experience and tenure related to EVP role specializing in Merchandising, Marketing and Supply Chain, we targeted below 25th percentile for base salary of the peer group and S&P500, recognizing total compensation would be at or above 75th percentile

Kenneth E. Jaycox, Jr.	—	500,000	0.0%	New hire competitive with market data

2024 Proxy Statement	55

ANNUAL INCENTIVE PLAN

All executive officers were eligible to receive an annual cash incentive award under the FY24 U.S. Management Incentive Plan (“MIP”), which is designed to motivate and reward executives for short-term performance measured against pre-established financial goals. The following graphic illustrates the general design and structure of the MIP, or the annual incentive plan.

The Compensation Committee annually reviews the design and elements of our executive compensation program to ensure it continues to reflect our Guiding Principles. In addition, the Committee periodically engages in a deeper review as may be appropriate due to evolving best practices, macroeconomic circumstances or otherwise. For example, during FY24, the Compensation Committee reviewed historical annual plan attainment levels over the prior 20-year period to ensure plan design reflected the Guiding Principles of Drive Performance and Drive Shareholder Value. In particular, the Compensation Committee reviewed incentive plan payout levels and performance against planned targets. In the instances where the Company performed significantly greater than plan and executive officers earned significant incentive plan payouts, the Committee reviewed underlying factors driving the exceptional performance, the incremental cost to shareholders, the growth in AutoZone’s market capitalization, industry performance and industry-wide compensation practices. Based on this review, the Compensation Committee determined the MIP, or the annual incentive plan, is designed effectively and furthers all three Guiding Principles. As a result, the Compensation Committee has not made any significant changes to the plan design.

Target Opportunity

Each executive officer’s annual incentive plan target opportunity is expressed as a percentage of base salary, which percentage is based on the individual’s level of responsibility within the organization. As an individual’s level of seniority and management responsibility increases, his or her target opportunity as a percentage of base salary increases and therefore the portion of his or her total performance-based compensation increases. There is no minimum level of payout, and to respond to shareholder feedback effective with the FY23 awards, the maximum payout is capped at 300%.

Performance Goals and Payout Matrix

Actual payouts under our annual incentive plan are based upon performance against the matrix set forth on the following page. In developing the matrix, the Compensation Committee began with Economic Profit because it ensures that the Company is using capital to generate profitable earnings efficiently and in a manner that is sustainable for the future. In other words, Economic Profit ensures that growth, as well as the cost of growth, are balanced and achieved in a manner that maximizes the long-term interests of our shareholders. Furthermore, Economic Profit allows us to align short-term compensation goals to long-term value creation.

Accordingly, target Economic Profit, calculated by reference to the FY24 operating plan EBIT and ROIC, would result in target (or 100%) payout. Different levels of attainment of EBIT and ROIC on a pre-determined matrix result in varying levels of Economic Profit and payout is based upon actual Economic Profit against target Economic Profit. Accordingly, annual incentive payouts are driven by EBIT and ROIC and their corresponding impact to Economic Profit versus target. For these reasons, we do not apply straight-line interpolation of our EBIT and ROIC as we focus on impact to Economic Profit instead.

56	2024 Proxy Statement

The key metrics in developing the FY24 annual incentive plan are defined below. The Compensation Committee may (but is not required to) adjust for the effect of one-time charges and extraordinary events such as asset write-downs, litigation judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and any other extraordinary non-recurring items, acquisitions or divestitures and any foreign exchange gains or losses on the calculation of performance.

●	Earnings before interest and taxes (“EBIT”) is defined as net income plus interest and taxes.
●	Return on Invested Capital (“ROIC”) is defined as after-tax operating profit (excluding rent) divided by average invested capital (which includes a factor to consider operating leases as financing leases).
●	Economic Profit is calculated as net operating profit (including rent) after taxes, less the cost of capital using a capital charge rate of 10.5%.

Additionally, the Payout Matrix is further adjusted to ensure the annual incentive plan embodies our Guiding Principles—Drive Performance, Drive Retention and Drive Shareholder Value. These adjustments to the matrix serve as “guardrails” and are described below.

●	Performance Hurdle. The annual incentive plan is subject to a pre-established threshold or hurdle such that no annual incentive awards are paid out unless the Company achieves 90% of target Economic Profit. If the Company achieves 90% of target Economic Profit, payout is 50% of target MIP opportunity. Achievement above 50% is paid by reference to the matrix. We believe this ensures goals are appropriately rigorous to drive performance.
●	Emphasize EBIT Growth. The matrix is also modified such that payout shall not exceed target (or 100%) unless the EBIT target is exceeded. In other words, exceeding the ROIC target alone will not be sufficient to result in an above-target payout. The rationale for this is that there must be “incremental EBIT” (or EBIT in excess of target EBIT) to fund the additional incentive payout. This ensures that any excess payout earned by, and paid to, management does not come at the expense of shareholders but rather is paid out of the additional profit dollars generated by management’s efforts.

Historically, the Compensation Committee has not made adjustments related to foreign exchange gains or losses related to the calculation of performance under the MIP. Beginning in FY25, the attainment calculation will exclude the impact of foreign currency fluctuations above a de minimis threshold. This is due to the fact that Mexico has grown to become an increasingly meaningful part of the business and our desire not to reward or penalize bonus recipients for aspects of performance outside of their control. The Compensation Committee has approved the FY25 MIP based upon last year’s exchange rate and any material variance up or down will not be included in the calculation of awards.

The payout matrix below reflects the targets for FY24, after giving effect to the Company’s actual effective tax rate.

	AutoZone FY24 Annual Incentive Plan Payout Matrix
ROIC	EBIT	$3,185.5	$3,372.8	$3,560.2	$3,747.6	$3,785.1	$3,935.0	$4,122.4	$4,309.7
	(MMs)	85%	90%	95%	100%	101%	105%	110%	115%
	48.32%	—	—%	71%	93%	98%	115%	137%	159%
	48.82%	—	50%	73%	95%	99%	117%	139%	161%
	49.32%	—	52%	74%	96%	100%	118%	140%	162%
	49.82%	—	53%	75%	97%	102%	120%	142%	164%
	50.32%	—	54%	76%	99%	103%	121%	143%	166%
	50.82%	—	55%	78%	100%	104%	122%	145%	167%
	51.32%	—	56%	79%	100%	106%	124%	146%	168%
	51.82%	—	58%	80%	100%	107%	125%	147%	170%
	52.32%	—	59%	81%	100%	108%	126%	149%	171%
	52.82%	—	60%	82%	100%	109%	127%	150%	173%
	53.32%	—	61%	83%	100%	111%	129%	151%	174%

Note: Shaded areas on the matrix indicate levels of attainment in which EBIT and ROIC would result in Economic Profit that is less than 90% of target Economic Profit and therefore does not meet the specified hurdle and results in no payout.

2024 Proxy Statement	57

Attainment per Matrix

The Company’s results for FY24 consisted of $2,546.6 million in Economic Profit, $3,748.7 million in adjusted EBIT and 48.76% of adjusted ROIC, in each case, after removing the effects of non-cash charges related to Last-In, First-Out (“LIFO”) inventory reserve adjustments and non-routine legal settlements. Also, ROIC was calculated on a 14-point trailing fiscal period average to mitigate potential risks related to short-term actions which could inflate calculations. Based on these results, the Company achieved a payout of 99.31% of target under the FY24 MIP.

($in mill)	Target	Actual
Economic Profit	$2,550.1	$2,546.6
EBIT	$3,747.6	$3,748.7
ROIC	50.82%	48.76%
MIP Attainment per Matrix (% of Target): 99.31%

Individual Modifier

Our annual incentive plan includes an individual modifier, which can adjust payouts positively or negatively as set forth below for all executives except for our CEO. The modifier serves to incent exceptional individual performance against pre-established individual goals. The individual performance component is structured as a modifier rather than a separate metric to ensure all executives are working collaboratively as one team in the best interests of the Company as a whole, rather than having individual goals compete with the shared interests of the organization. The pre-established individual goals for each of our executive officers support the attainment of our enterprise-wide financial goals and strategic growth priorities. For FY24, these goals were focused on improving the customer experience across all channels, executing sales initiatives, expanding our store footprint (including hub and mega hub stores), expanding inventory assortment, realizing operating efficiencies and managing and developing a diverse and talented workforce. In response to shareholder feedback, the individual modifier component of the annual incentive plan has been eliminated effective FY25.

Rating	Modification	Description
1	0%	Consistently did not meet expectations. No incentive plan payout regardless of company performance.
2	-20%	Did not meet expectations. Incentive plan target payout is reduced by 20%.
3	None	Met expectations. No modification to payout.
4	+ 20%	Exceeded expectations. Incentive plan target payout is increased by 20%.
5	+ 30%	Exceptional performance. Incentive plan target payout is increased by 30%.

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Actual Payouts

Based on actual FY24 performance against pre-established financial goals and individual goals, each NEO earned the following annual incentive plan payout.

				Payout
		Target		(99.31%
	Base Salary	(% of Base	Target	of Target)	Individual	Actual Payout
Name	($)	Salary)	($)	($)	Modifier	($)
William C. Rhodes, III(1)	$467,885	102.1%	$477,750	$474,454	$—	$474,454
Philip B. Daniele, III(2)	855,000	114.8%	1,009,327	1,002,363	—	1,002,363
Jamere Jackson(2)	804,769	96.5%	776,654	771,295	—	771,295
Thomas B. Newbern(2)	790,923	96.9%	766,269	760,982	—	760,982
William R. Hackney(2)	498,230	73.0%	363,842	361,332	72,768	434,100
Kenneth E. Jaycox, Jr.	48,077	60.0%	28,846	28,647	—	28,647
(1)	Mr. Rhodes payout is based on earnings for time in role as Chairman, President and CEO with a target of 130% of base salary. Mr. Rhodes is not bonus eligible in his new role as Executive Chairman.
(2)	Messrs. Daniele, Jackson, Newbern and Hackney have prorated bonus targets based on time in respective role. Mr. Daniele’s target was 75% of base salary prior to and 130% since assuming the President and CEO role. Messrs. Jackson’s and Newbern’s targets were 75% of base salary prior to and 100% since their promotions. Mr. Hackney’s target was 60% of base salary prior to and 75% since his promotion to Executive Vice President.

Long-Term Incentive Plan

For FY24, all executive officers were awarded long-term incentives under the 2020 AutoZone, Inc. Omnibus Incentive Award Plan in the form of stock options. These equity awards are granted to drive long-term performance by rewarding value creation from stock price appreciation.

As with other elements of executive compensation, the Compensation Committee annually reviews the design of the long-term incentive plan to ensure it remains effective and in furtherance of the Guiding Principles. While the Compensation Committee has traditionally granted long-term compensation in the form of stock options, the Committee continues to evaluate the efficacy of stock options against other potential equity vehicles, primarily performance share units.

●	Performance Metrics. Stock options directly align management’s interest with the long-term interests of shareholders by awarding value upon stock price appreciation and long-term value creation.
●	Term. The 10-year term of stock options necessarily incents management to focus on a 7- to 10-year performance period when options typically reach their greatest value. By contrast, performance share units typically carry a 3- or 4-year performance period. Because of the success of the stock option program and success of company our option holders have held longer than typical which further reinforces the benefits, including a tax benefit to the company.
●	Resilience. The Committee observed the great volatility and compensation outcomes experienced by companies and management teams across all industries and sectors during the height of the COVID pandemic. Boards faced difficult decisions, such as whether to exercise discretion, modify awards, modify performance metrics or lose good talent. By contrast, the long-term nature of stock options is more resilient to extreme and unpredictable volatility caused by macroeconomic factors, thus enabling management to focus on the best interests of the Company and its shareholders as we did during the pandemic.
●	Retention. Turnover of executive officers, after excluding departures due to retirement or performance, remain below market. Additionally, because retirement-eligible executives (as defined in the applicable plan) may retain option awards for the entire term, these executives are further incented to develop organizational talent, facilitate succession planning and transfer institutional knowledge. This ensures the long-term stability and growth of the organization even after the individual’s retirement.

2024 Proxy Statement	59

●	Cost to Company. In the event of significant stock price appreciation, the Company realizes greater tax deduction from stock option awards. In fact, in recent years, the tax benefits recognized by the Company have virtually offset the adverse impact on Net Income of the stock-based compensation expense. When Black-Scholes value is increasing, we have a natural hedge because the tax benefit neutralizes P&L risk to the company.
●	Prevalence. Stock options are less prevalent in today’s market. In some instances, stock options are disfavored because they are too rigorous (i.e., companies are unable to deliver long-term growth making stock options the less valuable instrument or even causing them to be worthless). Some constituents disfavor stock options because they are not rigorous enough (i.e., it is argued they are not performance-based). Additionally, stock options are disfavored by some management teams who have had experience with underwater stock options or teams who don’t see a path to considerable future value creation. Our Board and management team believe in and want to incentivize our management team to continue to deliver exceptional performance.

After considering the factors above, the Committee contends that stock options are the most appropriate performance-based equity vehicle for AutoZone’s leadership team and in the best interests of the Company’s shareholders.

Also, when considering the efficacy of stock options, the Committee observed the following:

●	The Company’s burn rate remains at the median of the Peer Group.
●	The Company’s long-term performance, as measured by total shareholder return over the last ten years is in the top quartile compared to its Peer Group.
●	The average number of years stock options have been held before exercise is 6 years from the date of grant, for current executive officers as a group (based upon the last ten years of activity). In many instances, our most senior executive officers hold closer to 6-8 years which is significantly longer than the vesting period.

Stock Options

The non-qualified stock options are typically granted in early October at the first regularly scheduled Compensation Committee meeting of the fiscal year. Awards of stock options may be granted outside of this time frame in the event of promotions, external hires or other unique circumstances. Options have a term of ten years and generally become vested and exercisable over a four-year period at the rate of one-fourth per year.

Beginning with the FY25, the majority of our executive committee will vest over a four-year period with nothing vesting after year 1, 50% exercisable after two years and 25% vest in year three and year four. Beginning with the FY21 grant, options vest on October 15 of each year following the grant date, to ensure the first vesting date occurs more than one full year after the date of grant. The exercise price for such options is equal to the closing price of our common stock on the grant date, as quoted on the NYSE. Under the terms of the AutoZone, Inc. 2020 Omnibus Incentive Award Plan, we may not grant stock options with a strike price at a discount to fair market value. Unless otherwise determined by the Compensation Committee, “fair market value” as of a given date is the closing price of our common stock as quoted on the NYSE on such date or, if the shares were not traded on that date, the most recent preceding date when such shares were traded.

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FY24 Long-Term Incentive Plan Awards

Name	FY23 Options Granted		FY24 Options Granted		Share (+/-) from	Value (+/-) from
	(#)	($)	(#)	($)	Prior Year	Prior Year	Rationale
William C. Rhodes, III	19,700	$15,877,386	4,699	$4,850,336	(76.1)%	(69.5)%	Decrease related to change in duties and responsibilities
Philip B. Daniele, III	5,240	4,223,223	7,427	7,199,838	41.7%	70.5%	Increase related to new role as President and CEO and increased Black-Scholes value of stock options
Jamere Jackson	5,240	4,223,223	5,287	5,200,028	0.9%	23.1%	Increase related to promotion and increased Black-Scholes value of stock options
Thomas B. Newbern	5,240	4,223,223	5,287	5,200,028	0.9%	23.1%	Increase related to promotion and increased Black-Scholes value of stock options
William R. Hackney	3,640	3,327,449	4,763	4,684,648	30.9%	40.8%	Increase related to promotion and increased Black-Scholes value of stock options
Kenneth E. Jaycox, Jr.	--	--	4,713	5,298,895	N/A	N/A	New hire package to be competitive

Executive Chairman Award

The Committee granted Mr. Rhodes a long-term incentive award consisting of non-qualified stock options with a grant date fair value of $4,850,000, based upon the Black-Scholes option pricing valuation model. This award consisted of the below terms that are different from our traditional annual LTIP awards.

●	Vesting Date. The grant to Mr. Rhodes will cliff-vest after five years on October 15, 2028.
●	Premium-Priced. 50% of the award was granted at an exercise price equal to 110% of the closing price of the Company’s common stock on the grant date.

Given the unique nature of Mr. Rhodes’ role as Executive Chair, the Committee believed it was appropriate to modify the terms of our traditional stock option award. The changes described above were adopted to ensure Mr. Rhodes remains committed to the Company and its shareholders, is focused on the long-term success of the enterprise and supports Mr. Daniele in leading the Company through this significant period of transition. This award reflects our philosophy of pay-for-long-term-performance.

One-Time Special Awards

As a general rule, the Company does not grant one-time special awards to executive officers. However, in limited instances, the Company may grant a one-time special sign-on award for the sole purpose of recruiting and attracting high-caliber candidates to the AutoZone Executive Committee. Over the past five years, the Company has only issued one-time special awards to executive officers in five instances, all of which were sign-on awards subject to our typical four-year vesting conditions. Consistent with historical practice, during FY24, the Company granted a sign-on award to the newly hired SVP, Commercial. These sign-on awards, consistent with market practice, serve to incentivize external candidates to accept our offer of employment while also providing compensation for any unvested awards he or she may have left from their prior employer. Furthermore, providing equity subject to multi-year vesting conditions immediately aligns external hires’ interests with those of the balance of the management team and our shareholders.

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Other Practices, Policies & Guidelines

Stock Ownership Guidelines

AutoZone maintains robust stock ownership requirements for all executive officers. With the exception of recently elected directors or recently hired or promoted executives who are each provided with a transition period to comply, all directors and executive officers are in compliance with these stock ownership guidelines.

REQUIREMENT	DESCRIPTION
Ownership Requirement
●
Independent Directors: 7x Cash portion of Annual Retainer
●
Chief Executive Officer: 6x base salary
●
Chief Financial Officer/ Chief Operating Officer: 4x base salary
●
Executive Vice President: 3x base salary
●
Senior Vice President: 2x base salary

Eligible Equity
●
All eligible equity is valued at the closing price of AutoZone common stock as of the end of the fiscal year. Eligible equity includes shares that are reportable as beneficially owned, whether direct or indirect.
●
No portion of unvested awards or unexercised options are included for purposes of determining compliance with these guidelines.

Transition Period
●
Independent Directors: Within 5 years of joining the Board
●
Executive Officers: Within 5 years of becoming a member of the Executive Committee; provided, any current Executive Committee member promoted to another Executive Committee role shall have an additional 3 years from promotion date to achieve higher requirement.

Holding Requirements
●
Individuals not in compliance will be required to hold 50% of the shares acquired upon exercise of stock options or distribution of restricted stock units (after permitting the sale of shares to cover taxes due) and may not otherwise sell any shares of AZO.
●
Guidelines will no longer apply after an executive officer reaches age 62 in order to facilitate appropriate financial planning as potential retirement approaches. The Compensation Committee may waive the guidelines for any other executive at its discretion.

Unlawful Insider Trading and Anti-Hedging Policy

AutoZone has adopted policies and procedures designed to prohibit unlawful insider trading, hedging transactions and related practices. Specifically, AutoZone’s employees, officers and its Board of Directors are prohibited from trading in AutoZone securities while in possession of material, nonpublic information, from pledging AutoZone securities as collateral, holding AutoZone securities in a margin account and entering into transactions that are designed to hedge or offset decreases in the market value of AutoZone securities. Prohibited transactions include equity swaps, prepaid variable forward contracts, put or call options (other than employee stock option grants), short sales or other derivative instruments. Additionally, certain employees and officers are subject to routine and non-routine blackout periods during which times trading in our securities is not permitted, as well as pre-clearance procedures to ensure compliance with applicable internal policies.

Clawback Policy

In FY17, AutoZone adopted an incentive compensation recovery, or “Clawback Policy” that applied to current and former members of the AutoZone Executive Committee. Consistent with the final rules adopted by the SEC and NYSE, the Compensation Committee has adopted a revised Clawback Policy, which is summarized below. The complete text of such Clawback Policy is filed as an exhibit to the FY24 Form 10-K.

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Non-Discretionary Clawback in the event of a Financial Restatement. In the event that AutoZone is required to prepare an accounting restatement to correct an error that is material to the previously issued financial statements or would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company will seek to recover erroneously awarded incentive compensation received by any current or former executive officer during the immediately preceding three fiscal years. This is a “no fault” policy, meaning that it may be triggered in the absence of fraud or willful misconduct by the executive. “Erroneous” compensation is the amount of compensation that is granted, earned or vested based upon attainment of a financial reporting measure included in an accounting restatement above what would have been received had the financial statements in question been accurate.

Discretionary Clawback in the event of Willful Misconduct. Additionally, the Board, in its sole discretion, may seek to recover incentive compensation received by any current or former executive officer during the immediately preceding three fiscal years in the event such executive officer willfully engaged in conduct which is demonstrably or materially injurious to AutoZone, monetarily or otherwise.

Benefits

Our executive officers participate in certain benefits on the same terms that are offered to all of our full-time U.S. salaried employees. We also provide them with limited additional benefits and perquisites for retention and recruiting purposes, to replace benefit opportunities lost due to regulatory limits, and to enhance their ability to focus on our business. We do not provide tax gross-up payments for named executive officers on any benefits and perquisites other than relocation-related items. The primary additional benefits and perquisites include the following:

Benefit	Availability(1)(2)
Employee Stock Purchase Plan (ESPP)	● All U.S. AutoZoners
Executive Stock Purchase Plan (XSPP)	● Vice Presidents and above
401(k) Retirement Plan, with Match	● All U.S. AutoZoners
Executive Deferred Compensation Plan (EDCP), with Match	● Vice Presidents and above
Salary Continuation Death Benefit	● All U.S. AutoZoners
Matching Charitable Gift Program	● All U.S. AutoZoners; Executive Committee eligible to receive a larger match
Medical, Dental and Vision Plans	● All U.S. AutoZoners
Executive Physical Program	● Executive Officers
Company-Paid Life Insurance Plans	● All U.S. AutoZoners
Company-Paid Disability Insurance Plans	● Vice Presidents and above

(1)	Benefits listed as available to all AutoZoners are excluded from “All Other Compensation” in the Summary Compensation Table as permitted by applicable disclosure rules.
(2)	This table is a summary only and does not describe specific benefit eligibility rules, such as minimum service, among others. All U.S. AutoZoners refers to full-time, salaried employees.

2024 Proxy Statement	63

Stock Purchase Plans

	ESPP	XSPP
Overview	Shares purchased at a discount	Shares purchased at Fair Market Value (“FMV”) with a Company-provided “match” of shares (the “Matched Shares”)
Eligibility	All U.S. AutoZoners with 6-months of service	Vice Presidents and above with 6-months of service
Contributions	After tax, limited to lower of 10% of eligible compensation or $15,000	After tax, limited to 25% of eligible compensation
Discount / Match	15% discount to FMV	Matched Shares provided, such that total shares acquired are purchased at a 15% discount to FMV
Fair Market Value (FMV)	FMV is the lower of the closing price of a share of AZO common stock on the first and last trading day of the calendar quarter	FMV is the closing price of a share of AZO common stock on the last trading day of the calendar quarter
Vesting	Fully vested, but subject to one-year holding period	Purchased shares are fully vested and subject to one-year holding period. Matched Shares vest after one year.

Employee Stock Purchase Plan. AutoZone maintains the Eighth Amended and Restated AutoZone, Inc. Employee Stock Purchase Plan (“Employee Stock Purchase Plan” or “ESPP”) which enables all US. AutoZoners, with six months of service, to purchase AutoZone common stock at a 15% discount to FMV, subject to IRS-determined limitations. Based on IRS rules, annual purchases in the ESPP are limited to the lower of $15,000 or 10% of eligible compensation.

Executive Stock Purchase Plan. To support and encourage greater stock ownership by our leadership, AutoZone has also established a non-qualified stock purchase plan. The AutoZone, Inc. Sixth Amended and Restated Executive Stock Purchase Plan (“Executive Stock Purchase Plan” or “XSPP”) operates in a similar manner to the ESPP in that it allows executives to acquire shares of AutoZone common stock at a 15% discount to FMV. Because the XSPP is not required to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), it provides for a higher limit on the percentage of a participant’s compensation that may be used to purchase shares and is limited to 25% of the eligible compensation with respect to the plan year. Under the XSPP, shares of AutoZone common stock are purchased at 100% of FMV (i.e., not at a discount), and a specified number of shares (the “Matched Shares”) are issued by the Company at no cost to the participant such that the total number of shares received is equivalent to acquiring the shares at 15% discount to FMV. The Matched Shares are unvested for one year from the date of purchase and subject to forfeiture during that time.

Retirement Plans

401(k) Retirement Plan. AutoZoners based in the United States are eligible to participate in the AutoZone, Inc. 401(k) Plan on day one of employment. The 401(k) Plan is a qualified plan that meets the requirements of Internal Revenue Code Section 401(a). The 401(k) Plan allows participants to make a pretax contribution of a specified percentage of their annual pay, up to IRS-imposed maximums, into an investment account. The Company provides a matching contribution that is calculated based on 100% of the first 3% of contributions and 50% of the next 2% of contributions into the 401(k) Plan.

Executive Deferred Compensation Plan. AutoZone officers based in the United States are eligible to participate in the AutoZone, Inc. Executive Deferred Compensation Plan (“Executive Deferred Compensation Plan” or “EDCP”). The EDCP is a nonqualified plan that allows participants to make a pretax deferral of up to 25% of base salary and/or up to 75% of annual cash incentive compensation, with a Company-provided matching contribution that is calculated based on 100% of the first 3% of deferrals and 50% of the next 2%

64	2024 Proxy Statement

deferred, less the maximum value of the Company match available generally to participants in AutoZone’s 401(k) Plan.

An AutoZoner always CARES ABOUT PEOPLE

Treat people with dignity and respect. Recognize great work and provide frequent feedback. Demonstrate concern for others and your community. Create a safe environment. Own your development and help develop others.

Taking Care of People

Salary Continuation Death Benefit. In the unfortunate event an eligible full-time AutoZoner passes away, AutoZone will provide up to 12 weeks of the deceased AutoZoner’s pay to their named beneficiary. This new benefit was implemented in FY22 and reflects our steadfast commitment to take care of our people, because their family is our family.

Matching Charitable Gift Program. At AutoZone, we encourage our AutoZoners to be active members of the communities in which they live, work and serve. Through our Matching Gift Program, we commit to match AutoZoner donations dollar-for-dollar, up to $500 per AutoZoner per fiscal year to qualified charities of their choice. Our Matching Gift program is available to all full-time and part-time AutoZoners in the United States. For Vice Presidents, AutoZone will match up to $10,000, and for Executive Committee members, AutoZone will match up to $50,000.

Limited Perquisites. The Company provides limited perquisites and personal benefits to its executives in order to allow them to devote more time to their business responsibilities while also promoting health, wellness and safety.

●Company Aircraft. Senior executives may periodically use AutoZone’s private aircraft for personal travel pursuant to an agreement with the Company. Under the agreement, the Company must be reimbursed for the direct, incremental cost to the Company arising from the personal use of the aircraft. These expenses include the cost of fuel, aircraft maintenance plan costs related to the trip, ramp fees, pilot expenses (if contract pilots are used on the trip), any special insurance for the trip, and other direct costs to the Company. All of the fixed costs related to the use of the private aircraft, such as regular insurance premiums, hangar fees, depreciation and subscription costs, are paid by the Company, and reimbursement is not required for such costs.
●Other. The Company also provides its executive officers with home security system and/or monitoring services, airline club memberships and status upgrades, Company-paid spouse business-related travel, and Company-paid long-term disability insurance premiums.

Risk Assessment of Compensation Programs

Management has assessed our compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on AutoZone. This risk assessment included reviewing the design and operation of our compensation programs, identifying and evaluating situations or compensation elements that could raise more significant risks, and evaluating other controls and processes designed to identify and manage risk. The Compensation Committee reviewed the risk assessment and concurred with management’s conclusion.

Tax Considerations

Section 409A of the Code was created with the passage of the American Jobs Creation Act of 2004. These tax regulations create strict rules related to non-qualified deferred compensation earned and vested on or after January 1, 2005. The Internal Revenue Service periodically releases Notices and other guidance related to Section 409A, and AutoZone continues to take actions designed to comply with the Section’s applicable requirements.

2024 Proxy Statement	65

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed solely of independent, non-employee directors. None of the members of the Compensation Committee (i) was an officer or employee of the Company at any time during the prior fiscal year or (ii) is or was a participant in a “related person” transaction with the Company since the beginning of fiscal 2024. No executive officer of the Company serves, or in the past fiscal year has served on the compensation committee or board of any company that has one or more of its executives officers serving as a member of the Company’s Compensation Committee or Board.

Summary Compensation Table

This table shows the compensation paid to the NEOs during the 2024, 2023 and 2022 fiscal years.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($) (2)(3)	($) (3)	($) (4)	($) (5)	($)
William C. Rhodes, III	2024	467,885	—	66,998	4,850,336	474,454	186,925	6,046,598
Executive Chairman	2023	1,050,000	—	89,372	15,877,386	1,539,720	240,344	18,796,822
	2022	1,050,000	—	89,909	10,280,340	2,613,975	295,786	14,330,010
Philip B. Daniele, III	2024	855,000	—	25,022	7,199,838	1,002,363	116,242	9,198,465
President & Chief Executive Officer	2023	516,077	—	28,354	4,223,223	436,602	83,212	5,287,468
	2022	500,000	—	7,988	2,736,529	718,126	76,184	4,038,827
Jamere Jackson	2024	804,769	—	8,135	5,200,028	771,295	93,383	6,877,610
Chief Financial Officer	2023	727,769	—	—	4,223,223	615,693	97,312	5,663,997
	2022	708,462	—	—	2,736,529	1,017,528	114,348	4,576,867
Thomas B. Newbern	2024	790,923	—	—	5,200,028	760,982	82,624	6,834,557
Chief Operating Officer	2023	637,154	—	—	4,223,223	539,032	88,184	5,487,593
	2022	612,923	—	—	3,284,813	880,311	112,417	4,890,464
William R. Hackney	2024	498,230	—	28,442	4,684,648	434,100	82,027	5,727,447
Executive Vice President,	2023
Merchandising, Marketing & Supply Chain	2022
Kenneth E. Jaycox, Jr.	2024	48,077	—	—	5,298,895	28,647	21,473	5,397,092
Senior Vice President, Commercial	2023
	2022

(1)	Annual incentive awards were paid pursuant to the EICP and therefore appear in the “non-equity incentive plan compensation” column of the table.
(2)	Represents shares acquired pursuant to the Executive Stock Purchase Plan. See “Compensation Discussion and Analysis” on page 64 for more information about the Executive Stock Purchase Plan. See Note B, Share-Based Payments, to our consolidated financial statements in our Annual Report for a description of the Executive Stock Purchase Plan and the accounting and assumptions used in calculating expenses in accordance with FASB ASC Topic 718.
(3)	The value of stock awards and option awards was determined as required by FASB ASC Topic 718. There is no assurance that these values will be realized. See Note B, Share-Based Payments, to our consolidated financial statements in our Annual Report for details on assumptions used in the valuation.
(4)	Incentive amounts were earned for the 2024 fiscal year pursuant to the EICP and were paid in October 2024. See “Compensation Discussion and Analysis” on page 56 for more information about this plan.
(5)	All Other Compensation includes the following:

						Company
						Contributions
		Perquisites and				to Defined	Life
		Personal		Charitable	Imputed	Contribution	Insurance
		Benefits	Relocation	Contributions	Income	Plans	Premiums
Name		($)(A)	($)	($)(B)	($)(C)	($)(D)	($)
William C. Rhodes, III	2024	11,969	—	50,000	28,027	90,389	6,540
Philip B. Daniele, III	2024	16,585	—	50,000	11,191	35,745	2,720
Jamere Jackson	2024	10,550	—	11,667	12,421	54,892	3,853
Thomas B. Newbern	2024	7,835	—	—	22,619	48,780	3,390
William R. Hackney	2024	6,138	—	50,000	8,452	15,859	1,578
Kenneth E. Jaycox, Jr.	2024	421	20,574	—	377	—	101

66	2024 Proxy Statement

(A)	Perquisites and personal benefits for all NEOs include matching charitable contributions under the AutoZone Matching Gift Program, Company-provided home security system and/or monitoring services, airline club memberships and status upgrades, Company-paid spouse business-related travel and Company-paid long-term disability insurance premiums.
(B)	The perquisites or personal benefits which exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for an executive officer, consisted of matching charitable contributions made under the AutoZone Matching Gift program, under which executives may contribute to qualified charitable organizations and AutoZone provides a matching contribution to the charities in an equal amount, up to $50,000 in the aggregate for each executive committee member annually.

(C)	Represents amounts related to imputed earnings on company-paid, taxable life insurance and miscellaneous other items.
(D)	Represents employer contributions to the AutoZone, Inc. 401(k) Plan and the AutoZone, Inc. Executive Deferred Compensation Plan.

Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards granted to the Company’s NEOs during the 2024 fiscal year. See “Compensation Discussion and Analysis” beginning on page 38 for additional information on each of these awards.

					All Other	All Other
					Stock	Option		Grant
					Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payments			Number of	Number of	or Base	Value of
		Under Non-equity Incentive			Shares of	Securities	Price of	Stock and
		Plans (1)			Stock or	Underlying	Option	Option
	Equity Plans	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#) (2)	(#) (3)	($)	($)
William C. Rhodes, III		238,875	477,750	1,433,250
	10/6/2023					2,246	2,549.04	2,425,580
	10/6/2023					2,453	2,803.94	2,424,756
	9/30/2023				5			12,700
	12/29/2023				21			54,298
								4,917,334
Philip B. Daniele, III		504,663	1,009,327	3,027,981
	10/6/2023					5,287	2,549.04	5,200,028
	1/2/2024					2,140	2,568.50	1,999,810
	9/30/2023				3			7,620
	12/29/2023				2			5,171
	3/31/2024				2			6,303
	6/30/2024				2			5,928
								7,224,860
Jamere Jackson		388,327	776,654	2,329,961
	10/6/2023					5,287	2,549.04	5,200,028
	12/29/2023				2			5,171
	6/30/2024				1			2,964
								5,208,163
Thomas B. Newbern		383,135	766,269	2,298,808
	10/6/2023					5,287	2,549.04	5,200,028
								5,200,028
William R. Hackney		181,921	363,842	1,091,527
	10/6/2023					4,763	2,549.04	4,684,648
	12/29/2023				11			28,442
								4,713,090
Kenneth E. Jaycox, Jr.		14,423	28,846	86,538
	7/29/2024					4,713	3,072.66	5,298,895
								5,298,895

(1)	Represents potential threshold, target and maximum incentive compensation for the 2024 fiscal year under the EICP based on the dollar value of the estimated target amount payable if the specified performance target is reached. The amounts actually paid for the 2024 fiscal year are described in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. The “threshold” is the minimum payment level under the EICP which is 50% of the target amount. The maximum is 300% of the target.

2024 Proxy Statement	67

(2)	Represents shares awarded pursuant to the Executive Stock Purchase Plan.
(3)	Represents options awarded pursuant to the 2020 Omnibus Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock option awards under the Amended 2011 Equity Plan, the 2011 Equity Plan, 2020 Omnibus Incentive Plan, and unvested shares under the Executive Stock Purchase Plan for the Company’s NEOs as of August 31, 2024:

		Option Awards				Shares
						Number of	Market
		Number of Securities				Shares of	Value of
		Underlying Unexercised Options		Option		Stock that	Shares of Stock
		(1)		Exercise	Option	have not	that have not
Name	Grant Date	Exercisable	Unexercisable	Price ($) (4)	Expiration Date	Vested (2)	Vested ($) (3)
William C. Rhodes, III	9/25/2018	26,500	—	772.80	9/26/2028
	10/7/2019	27,500	—	1,060.81	10/8/2029
	10/7/2020	22,950	7,650	1,139.99	10/8/2030
	10/5/2021	10,500	10,500	1,651.22	10/5/2031
	10/4/2022	4,925	14,775	2,205.03	10/4/2032
	10/6/2023	—	2,453	2,803.94	10/6/2033
	10/6/2023	—	2,246	2,549.04	10/6/2033
	9/30/2023					5	15,907
	12/29/2023					21	66,811
Totals		92,375	37,624			26	82,718
Philip B. Daniele, III	9/23/2016	2,000	—	744.85	9/24/2026
	9/26/2017	5,460	—	587.13	9/27/2027
	9/25/2018	5,450	—	772.80	9/26/2028
	10/7/2019	6,620	—	1,060.81	10/8/2029
	10/7/2020	3,600	1,200	1,139.99	10/8/2030
	6/16/2021	375	125	1,390.47	6/16/2031
	10/5/2021	2,794	2,796	1,651.22	10/5/2031
	10/4/2022	1,310	3,930	2,205.03	10/4/2032
	10/6/2023	—	5,287	2,549.04	10/6/2033
	1/2/2024	—	2,140	2,568.50	1/2/2034
	9/30/2023					3	9,544
	12/29/2023					2	6,363
	3/31/2024					2	6,363
	6/30/2024					2	6,363
Totals		27,609	15,478			9	28,633
Jamere Jackson	9/23/2020	2,221	741	1,128.95	9/24/2030
	10/7/2020	5,175	1,725	1,139.99	10/8/2030
	10/5/2021	2,794	2,796	1,651.22	10/5/2031
	10/4/2022	1,310	3,930	2,205.03	10/4/2032
	10/6/2023	—	5,287	2,549.04	10/6/2033
	12/29/2023					2	6,363
	6/30/2024					1	3,181
Totals		11,500	14,479			3	9,544
Thomas B. Newbern	10/7/2019	8,500	—	1,060.81	10/8/2029
	10/7/2020	5,175	1,725	1,139.99	10/8/2030
	10/5/2021	3,354	3,356	1,651.22	10/5/2031
	10/4/2022	1,310	3,930	2,205.03	10/4/2032
	10/6/2023	—	5,287	2,549.04	10/6/2033
Totals		18,339	14,298			—	—
William R. Hackney	10/7/2019	1,271	—	1,060.81	10/8/2029
	10/24/2022	910	2,730	2,407.52	10/24/2032
	10/6/2023	—	4,763	2,549.04	10/6/2033
	12/29/2023					11	34,996
Totals		2,181	7,493			11	34,996
Kenneth E. Jaycox, Jr.	7/29/2024	—	4,713	3,072.66	7/29/2034
Totals		—	4,713			—	—

(1)	Unless indicated otherwise, stock options vest annually in one-fourth increments over a four-year period.

68	2024 Proxy Statement

(2)	Represents shares acquired pursuant to unvested shares granted under the Executive Stock Purchase Plan. Such shares vest on the first anniversary of the date the option was exercised under the plan and will vest immediately upon a participant’s termination of employment without cause or the participant’s death or disability.
(3)	Based on the closing price of AutoZone common stock on August 31, 2024 (3,181.48 per share).

Option Exercises and Stock Vested

The following table sets forth information regarding stock option exercises and vested stock awards for the Company’s NEOs during the fiscal year ended August 31, 2024:

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($) (1)	(#) (2)	($) (3)
William C. Rhodes, III	18,750	47,734,852	37	99,738
Philip B. Daniele, III	4,190	10,126,512	12	33,678
Jamere Jackson	—	—	—	—
Thomas B. Newbern	7,800	13,874,765	—	—
William R. Hackney	—	—	—	—
Kenneth E. Jaycox, Jr.	—	—	—	—

(1)	If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the closing price of AutoZone common stock on the New York Stock Exchange on the date of exercise and the exercise price of the option.
(2)	Represents shares acquired pursuant to the Executive Stock Purchase Plan. See “Compensation Discussion and Analysis” on page 64 for more information about this plan.
(3)	Based on the closing price of AutoZone common stock on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation for the Company’s NEOs as of and for the year ended August 31, 2024.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings/ Losses	Withdrawals /	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($) (1)	($) (2)	($) (3)	($)	($)
William C. Rhodes, III	516,435	90,389	7,141,029	—	34,573,548
Philip B. Daniele, III	183,682	25,153	186,944	—	1,420,894
Jamere Jackson	71,660	41,092	77,938	—	546,134
Thomas B. Newbern	267,845	34,980	311,429	(1,074,269)	2,540,167
William R. Hackney	—	—	—	—	—
Kenneth E. Jaycox, Jr.	—	—	—	—	—

(1)	Represents contributions by the NEOs under the AutoZone, Inc. Executive Deferred Compensation Plan (the “EDCP”). Such contributions are included under the appropriate “Salary” and “Non-Equity Incentive Plan Compensation” columns for the NEOs in the Summary Compensation Table.
(2)	Represents matching contributions by the Company under the EDCP. Such contributions are included under the “All Other Compensation” column for the NEOs in the Summary Compensation Table.
(3)	Represents the difference between the aggregate balance at end of fiscal 2024 and the end of fiscal 2023, excluding (i) contributions made by the executive officer and the Company during fiscal 2024 and (ii) any withdrawals or distributions during fiscal 2024. None of the earnings/losses in this column were included in the Summary Compensation Table because they were not preferential or above market.

2024 Proxy Statement	69

Officers of the Company with the title of vice president or higher based in the United States are eligible to participate in the EDCP. As of August 31, 2024, there were 56 such officers of the Company. The EDCP is a nonqualified plan that allows officers to make a pretax deferral of base salary and bonus compensation. Officers may defer up to 25% of base salary and up to 75% of bonus compensation. The Company match is calculated based on 100% of the first 3% of deferred compensation and 50% of the next 2% deferred, less the maximum value of the Company match available generally to participants in AutoZone’s 401(k) Plan. Participants may select among various mutual funds in which to invest their deferral accounts. Participants may elect to receive distribution of their deferral accounts at retirement or starting in a specific future year of choice before or after anticipated retirement (but not later than the year in which the participant reaches age 75). If a participant’s employment with AutoZone terminates other than by retirement or death, the account balance will be paid in a lump sum payment six months after termination of employment. There are provisions in the EDCP for withdrawal of all or part of the deferral account balance in the event of an extreme and unforeseen financial hardship.

Potential Payments Upon Termination Or Change In Control

Our NEOs may receive certain benefits if their employment terminates under specified circumstances. These benefits derive from Company policies, plans, agreements and arrangements described below.

Agreement with Messrs. Rhodes and Daniele

Mr. Rhodes in 2008 and Mr. Daniele in 2024 and AutoZone entered into an agreement (the “Agreement”) providing that if employment is terminated by the Company without cause, he will receive severance benefits consisting of an amount equal to 2.99 times his then-current base salary, a lump sum prorated share of any unpaid annual bonus incentive for periods during which he was employed, and AutoZone will pay the cost of COBRA premiums to continue his medical, dental and vision insurance benefits for up to 18 months to the extent such premiums exceed the amount Messrs. Rhodes and Daniele had been paying for such coverage during his employment. The Agreement further provides that Messrs. Rhodes and Daniele will not compete with AutoZone or solicit its employees for a three-year period after his employment with AutoZone terminates.

Executive Officer Agreements (Messrs. Jackson, Newbern, Hackney and Jaycox)

AutoZone’s executive officers who do not have an Agreement, including Messrs. Jackson, Newbern, Hackney and Jaycox, have entered into agreements (“Severance and Non-Compete Agreements”) with the Company providing that if their employment is involuntarily terminated without cause, and if they sign an agreement waiving certain legal rights, they will receive severance benefits in the form of salary continuation for a period of time ranging from 12 to 24 months, depending on their length of service at the time of termination. Other than Mr. Jackson and Mr. Jaycox, the aforementioned executives all have greater than 5 years of service.

Years of Service	Severance Period
Less than 1	12 months
1 – less than 5	18 months
5 or more	24 months

The executives will also receive a lump sum prorated share of their annual bonus incentive when such incentives are paid to similarly-situated executives. Medical, dental and vision insurance benefits generally continue through the severance period up to a maximum of 18 months, with the Company paying the cost of COBRA premiums to the extent such premiums exceed the amount the executive had been paying for such coverage. An appropriate level of outplacement services may be provided based on individual circumstances.

The Severance and Non-Compete Agreement further provides that the executive will not compete with AutoZone or solicit its employees for a two-year period after his or her employment with AutoZone terminates.

70	2024 Proxy Statement

Equity Plans

All outstanding, unvested stock options, including those held by the NEOs, will vest immediately upon the option holder’s death pursuant to the terms of the stock option agreements.

Unvested shares under our Executive Stock Purchase Plan, which normally are subject to forfeiture if a participant’s employment terminates prior to the first anniversary of their acquisition, will vest immediately if the termination is by reason of the participant’s death, disability, termination by the Company without cause, or retirement on or after the participant’s normal retirement date. The plan defines “disability,” “cause,” and “normal retirement date.”

Life Insurance

AutoZone provides all salaried employees in active full-time employment in the United States a company-paid life insurance benefit in the amount of two times annual earnings. “Annual earnings” exclude stock compensation and gains realized from stock option exercises but include salary and short-term incentive compensation received. Additionally, salaried employees are eligible to purchase additional life insurance subject to insurability above certain amounts. The maximum benefit of the company-paid and the additional coverage combined is $7,500,000. All the NEOs are eligible for this benefit.

Disability Insurance

All full-time officers at the level of vice president and above are eligible to participate in two executive long-term disability plans, until age 65. Accordingly, AutoZone purchases individual disability policies for its executive officers that pay 70% of the first $7,143 of insurable monthly earnings in the event of disability. Additionally, the executive officers are eligible to receive an executive long-term disability plan benefit in the amount of 70% of the next $35,714 of insurable monthly earnings to a maximum benefit of $25,000 per month. AutoZone purchases insurance to cover this plan benefit. These two benefits combined provide a maximum benefit of $30,000 per month. The benefit payment for these plans may be reduced by deductible sources of income and disability earnings.

2024 Proxy Statement	71

The following table shows the amounts that the NEOs would have received if their employment had been terminated under specified circumstances on August 31, 2024. This table does not include amounts related to the NEOs’ vested benefits under our deferred compensation and pension plans or pursuant to stock option awards, all of which are described in the tables above.

	Voluntary	Involuntary
	or For Cause	Termination	Change in			Normal
	Termination	Not For Cause	Control	Disability	Death	Retirement
Name	($)	($)	($)	($)	($)	($)
William C. Rhodes, III
Severance Pay	—	448,500	--	—	34,615	—
Annual Incentive	—	474,454	--	474,454	474,454	474,454
Benefits Continuation	—	54,453	--	—	4,447	—
Unvested Stock Options	—	2,346,566	--	—	48,458,743	2,346,566
Unvested Stock Awards	—	82,718	--	82,718	82,718	—
Disability Benefits	—	—	--	2,010,000	—	—
Life Insurance Benefits	—	—	--	—	5,000,000	—
Total	—	3,406,691	--	2,567,172	54,054,978	2,821,020
Philip B. Daniele, III
Severance Pay	—	2,990,000	--	—	230,769	—
Annual Incentive	—	1,002,363	--	1,002,363	1,002,363	1,002,363
Benefits Continuation	—	19,333	--	—	3,566	—
Unvested Stock Options	—	4,655,487	--	—	15,445,207	4,655,487
Unvested Stock Awards	—	28,633	—	28,633	—	—
Disability Benefits	—	—	--	3,390,000	—	—
Life Insurance Benefits	—	—	--	—	1,918,000	—
Total	—	8,695,817	--	4,420,996	18,599,905	5,657,850
Jamere Jackson
Severance Pay	—	1,200,000	--	—	184,615	—
Annual Incentive	—	771,295	--	771,295	771,295	771,295
Benefits Continuation	—	30,863	--	—	5,487	—
Unvested Stock Options	—	3,343,710	--	—	13,158,550	3,343,710
Unvested Stock Awards	—	9,544	--	9,544	9,544	—
Disability Benefits	—	—	--	3,390,000	—	—
Life Insurance Benefits	—	—	--	—	2,716,000	—
Total	—	5,355,413	--	4,170,839	16,845,493	4,115,005
Thomas B. Newbern
Severance Pay	—	1,600,000	--	—	184,615	—
Annual Incentive	—	760,982	--	760,982	760,982	760,982
Benefits Continuation	—	24,677	--	—	4,849	—
Unvested Stock Options	—	3,343,710	--	—	15,838,282	3,343,710
Disability Benefits	—	—	--	1,020,000	—	—
Life Insurance Benefits	—	—	--	—	2,410,000	—
Total	—	5,729,369	--	1,780,982	19,198,728	4,104,692
William R. Hackney
Severance Pay	—	1,000,000	--	—	115,385	—
Annual Incentive	—	434,101	--	434,101	434,101	434,101
Benefits Continuation	—	36,513	--	—	6,822	—
Unvested Stock Options	—	3,012,312	--	—	5,125,223	3,012,312
Unvested Stock Awards	—	34,996	—	34,996	34,996	—
Disability Benefits	—	—	--	1,920,000	—	—
Life Insurance Benefits	—	—	--	—	1,364,000	—
Total	—	4,517,922	--	2,389,098	7,080,526	3,446,413
Kenneth E. Jaycox, Jr.
Severance Pay	—	500,000	--	—	—	—
Annual Incentive	—	28,648	--	28,648	28,648	28,648
Benefits Continuation	—	25,143	--	—	4,849	—
Unvested Stock Options	—	512,869	--	—	512,869	512,869
Unvested Stock Awards	—	—	--	—	—	—
Disability Benefits	—	—	--	2,887,500	—	—
Life Insurance Benefits	—	—	--	—	1,000,000	—
Total	—	1,066,660	--	2,916,148	1,546,366	541,517

72	2024 Proxy Statement

(1)	Severance Pay, Annual Incentive and Benefits Continuation amounts shown under the “Involuntary Termination Not for Cause” column reflect the terms of Messrs. Rhodes’ and Daniele’s Agreement described above. Unvested stock options are those outstanding, unvested stock options which will vest immediately upon the option holder’s death, as well as, under the stock option agreement beginning in October 2022 which states under retirement which is when the Participant has (i) attained age 55 and (ii) completed at least 15 years of service with the Company. In FY22, the company added 12 weeks of salary continuation for all full-time U.S. AutoZoners with one-year of service in the event of death. Unvested stock awards are shares under the Executive Stock Purchase Plan, which vest upon involuntary termination not for cause, disability, or death. Annual Incentive is shown at actual annual incentive amount for the 2024 fiscal year; it would be prorated if the triggering event occurred other than on the last day of the fiscal year. Disability Benefits are benefits under a Company-paid individual long-term disability insurance policy. Life Insurance Benefits are benefits under a Company-paid life insurance policy.
(2)	Severance Pay, Annual Incentive and Benefits Continuation amounts shown under the “Involuntary Termination Not for Cause” column reflect payments to Mr. Jackson, Mr. Newbern, Mr. Hackney and Mr. Jaycox under the Severance and Non-Compete Agreements described above. Annual Incentive is shown at actual annual incentive amount for the 2024 fiscal year; it would be prorated if the triggering event occurred other than on the last day of the fiscal year. Benefits Continuation refers to medical, dental and vision benefits. In FY22, the company added 12 weeks of salary continuation for all full-time U.S. AutoZoners with one-year of service in the event of death. Unvested stock options are those outstanding, unvested stock options which will vest immediately upon the option holder’s death, as well as, under the stock option agreement beginning in October 2022 which states under retirement which is when the Participant has (i) attained age 55 and (ii) completed at least 15 years of service with the Company. Unvested stock awards are share options under the Executive Stock Purchase Plan, which vest upon involuntary termination not for cause, disability, or death. Disability Benefits are benefits under a Company-paid individual long-term disability insurance policy. Life Insurance Benefits are benefits under a Company-paid life insurance policy.

PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of Regulation S-K, we have conducted an analysis of our global employee population in order to estimate and disclose the total compensation paid to our median paid employee, not including our CEO, as well as the ratio of the total compensation paid to said median employee as compared to the total compensation paid to our CEO. The analysis, which is described below, yielded the following results:

Total compensation for the median employee
for fiscal 2024 (not including the CEO):	$30,637
Total compensation for the CEO:	$9,198,465
Resulting CEO-to-median employee pay ratio:	300:1

Measurement date. We identified the median employee from our population as of June 30, 2024.

Compensation measure. The regulations require us to use a “consistently applied compensation measure”, or CACM, to identify the median employee. Based on an analysis of the AutoZone workforce, we determined that fixed or guaranteed compensation, including overtime and earnings for paid time off, plus variable compensation (e.g., bonus or commission pay) closely approximate the annual total direct compensation of our employees. We converted the earnings paid in local (non-U.S.) currency to U.S. dollars using published exchange rates as of June 30, 2024. We did not apply pay adjustments allowed by the rules in order to ensure a conservative estimate (i.e., it is unlikely that the estimate could have been higher than that calculated).

Excluded population. We excluded from the analysis AutoZone employees in Austria, Brazil, Canada, China, Germany, India, Taiwan, Turkey and the United Kingdom, pursuant to the de minimis exemption under the rules. The 1,728 employees in these locations represent less than 5% of the total employee population of 124,663 as of June 30, 2024.

Pay versus Performance

The following table sets forth (i) total compensation paid to Mr. Rhodes, our former principal executive officer (“PEO”) and Mr. Daniele, our current PEO, for all three fiscal years presented, as set forth in our Summary Compensation Table (“SCT”), (ii) Compensation Actually Paid (“CAP”) to our PEO, (iii) average total compensation paid to our other NEOs, excluding Mr. Rhodes and Mr. Daniele, as set forth in the SCT for such fiscal year, (iv) average CAP to our other NEOs, in each case as calculated in accordance with Item 402(v) of Regulation S-K, and (v) certain Company and peer group performance measures for the periods indicated. CAP does not reflect value actually realized by the applicable executives or how the Compensation Committee evaluates compensation decisions.

2024 Proxy Statement	73

							Value of Initial Fixed $100
Fiscal Year	Summary Compensation Table Total for PEO (current)	Summary Compensation Table Total for PEO (former)	Compensation Actually Paid to PEO (current) (1)(2)	Compensation Actually Paid to PEO (former) (1)(2)	Average Summary Compensation Table Total for Non- PEO NEOs (3)	Average Compensation Actually Paid to Non- PEO NEOs (2)(3)(4)	Total Shareholder Return	Peer Group Total Shareholder Return (5)	Net Income ($s in millions)	Economic Profit ($s in millions)(6)
2024	$ 9,198,465	$ 6,046,598	$ 15,071,027	$ 21,056,588	$ 6,209,177	$ 9,568,493	$ 267.55	$ 124.17	$2,662.4	$2,546.6
2023		18,796,822		37,562,328	5,404,080	10,077,359	206.32	98.08	2,528.4	2,432.0
2022		14,330,010		53,183,213	4,403,231	12,895,019	181.90	91.92	2,429.6	2,278.5
2021		14,838,996		33,457,070	3,943,435	6,034,162	130.22	110.88	2,170.3	1,984.4

(1)	Reconciliation of amounts shown in Summary Compensation Table to CAP to PEO.

Former CEO- William C. Rhodes, III
Fiscal Year	Summary Compensation Table Total (SCT)	Value of Stock Awards and Option Awards Reported in SCT (deducted)	Year-End Value of Awards Granted in Fiscal Year (1)	Change in Fair Value of Prior Year Awards- Outstanding and Unvested (2)	Change in Fair Value (from Prior Year End) of Prior Year Awards- Vested (2)	Prior Year Fair Value of Prior Year Awards that Failed to Vest (2)	Total Adjustments	CAP
2024	$6,046,598	$(4,917,334)	$6,368,390	$12,949,232	$609,702	$—	$15,009,990	$21,056,588
2023	18,796,822	(15,966,758)	24,357,600	9,772,375	602,289	—	18,765,506	37,562,328
2022	14,330,010	(10,370,249)	20,198,760	26,351,061	2,673,630	—	38,853,203	53,183,213
2021	14,838,996	(9,586,448)	18,881,745	10,972,210	(1,649,432)	—	18,618,074	33,457,070
Current CEO- Philip B. Daniele, III
Fiscal Year	Summary Compensation Table Total (SCT)	Value of Stock Awards and Option Awards Reported in SCT (deducted)	Year-End Value of Awards Granted in Fiscal Year (1)	Change in Fair Value of Prior Year Awards- Outstanding and Unvested (2)	Change in Fair Value (from Prior Year End) of Prior Year Awards- Vested (2)	Prior Year Fair Value of Prior Year Awards that Failed to Vest (2)	Total Adjustments	CAP
2024	$9,198,465	$(7,224,860)	$9,992,595	$2,989,428	$115,398	$—	$5,872,562	$15,071,027

(2)	Stock options are valued based on the Black-Scholes option pricing model as of the applicable measurement date. Stock options valued on a date other than the grant date are valued using the stock price and updated assumptions (i.e., term, volatility, interest rate) on such measurement date.
(3)	The Non-PEO NEOs are comprised of: Messrs. Jackson, Newbern, Hackney and Jaycox for fiscal year 2024, Messrs. Jackson, Newbern, Daniele and Frazer for fiscal years 2023 and 2022; and Messrs. Jackson, Giles, Newbern and Finestone and Ms. Ohm for fiscal year 2021.
(4)	Reconciliation of amounts shown in Summary Compensation Table to CAP to Non-PEO NEOs

Fiscal Year	Summary Compensation Table Total (SCT)	Value of Stock Awards and Option Awards Reported in SCT (deducted)	Year-End Value of Awards Granted in Fiscal Year (1)	Change in Fair Value of Prior Year Awards- Outstanding and Unvested (2)	Change in Fair Value (from Prior Year End) of Prior Year Awards-Vested (2)	Prior Year Fair Value of Prior Year Awards that Failed to Vest (2)	Total Adjustments	CAP
2024	$6,209,177	$(5,105,044)	$6,522,730	$1,924,159	$17,471	$—	$3,359,316	$9,568,493
2023	5,404,080	(4,245,009)	6,476,196	2,317,977	124,116	—	4,673,280	10,077,359
2022	4,403,231	(2,886,928)	5,633,491	5,210,600	534,626	—	8,491,789	12,895,019
2021	3,943,435	(1,967,903)	3,892,579	1,413,531	(145,677)	(1,101,803)	2,090,726	6,034,162

(5)	Represents the weighted peer group total shareholder return (“TSR”), weighted according to each of the companies’ respective market capitalizations at the beginning of each period for which a return is indicated. The Company's peer group is the S&P Retail Index as reflected in our Annual Report on Form 10-K for fiscal year 2023.
(6)	Economic Profit was selected by the Company as the “most important” financial performance measure (that is not otherwise required to be disclosed in the table above) used to link CAP to Company performance for the most recently completed fiscal year, or the Company-Selected Measure. See page 56 of “Compensation Discussion and Analysis” for more information about how Economic Profit is calculated.

74	2024 Proxy Statement

Aggregate change in the actuarial present value of the accumulated benefits (deducted)” and “Aggregate service cost and prior service cost for pension benefits” intentionally omitted as such amounts are not applicable.

Relationship between CAP and Performance Measures

As discussed below, the relationship between the CAP to the PEO and the Average CAP to the Other NEOs in FY 2021, 2022, 2023 and 2024 (collectively, “NEO Compensation Actually Paid”) to each of (1) Net income, (2) TSR, and (3) Economic Profit demonstrates that such compensation fluctuates in a manner that is consistent with the Company’s achievement of its goals and increasing value for stockholders in line with the Company’s compensation philosophy and performance-based objectives.

The primary driver of CAP is TSR. CAP is also influenced to a lesser extent by the other Company selected financial performance measures, but more as a function of their impact on TSR.

In FY21, CAP was primarily driven by TSR which reflected the 30% increase in the Company’s stock price from the prior year, which outpaced the S&P Retail Index. To a lesser extent, CAP was influenced by net income as it was driven by earnings before interest and taxes (EBIT) which is a component of Economic Profit for the year. The CAP of the Non-PEOs reflect a lower than expected increase in relation to the PEO due to stock options no longer outstanding at year-end following the retirement of Mr. Giles.

For FY22 and FY23, NEO CAP is significantly higher, as it was tied to the substantial increase in the Company’s stock price reflected in the TSR calculation for the year, along with the increase in Net Income and Economic Profit for the year. FY24 saw an increase in the Company’s stock price offset by the transition in CEO given the different compensation packages. See “Compensation Discussion and Analysis” above for additional information regarding our FY23 NEO compensation.

Below, in an unranked order, are the most important financial performance measures used to link executive compensation actually paid to the Company's NEOs to the Company's performance for FY24, as further described in our CD&A within the sections titled "Annual Incentive Plan" and “Long-term Incentive Plan.”

Most Important Financial Performance Measures: Economic Profit; Return on Invested Capital; Adjusted Earnings Before Interest and Taxes; and Stock Price.

2024 Proxy Statement	75

Share Ownership Information

Beneficial Ownership Tables

The tables below set forth certain information regarding the beneficial ownership of our common stock, as determined in accordance with SEC rules, as of October 21, 2024. Under these rules, beneficial ownership includes any shares as to which such individual or group has sole or shared voting power or investment power and includes any shares of common stock which such individual or group has the right to acquire beneficial ownership within 60 days of the specified date. As of October 21, 2024, we had XXXXXXXX shares of common stock outstanding. For purposes of computing the percentage and amount of outstanding shares of common stock held by each individual or group, any shares which that individual or group had the right to acquire on or before December 20, 2024 are deemed to be outstanding for the individual or entity but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual or group.

SHARE Ownership of Directors and Executive Officers

This table shows the beneficial ownership of common stock by each director, each named executive officer and all current directors and executive officers as a group. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and invest the shares shown.

		Deferred		Restricted
		Stock	Option	Stock	Total	Ownership
Name of Beneficial Owner	Shares	Units (1)	Awards (2)	Units (3)	(#)	Percentage
Michael A. George	—	—	—	332	332	*
Linda A. Goodspeed	—	—	—	2,802	2,802	*
Earl G. Graves, Jr.	—	3,417	—	4,958	8,375	*
Enderson Guimaraes	—	—	—	3,155	3,155	*
Brian P. Hannasch	502	—	—	218	720	*
D. Bryan Jordan	240	—	—	2,858	3,098	*
Gale V. King	—	—	—	1,170	1,170	*
George R. Mrkonic, Jr.	—	1,405	—	3,470	4,875	*
Jill A. Soltau	—	—	—	1,087	1,087	*
William C. Rhodes, III (4)	23,442	—	110,205	—	133,647	*
Philip B. Daniele, III	949	—	32,841	—	33,790	*
Jamere Jackson	71	—	17,995	—	18,066	*
Thomas B. Newbern	3,242	—	24,373	—	27,615	*
William R. Hackney	90	—	3,371	—	3,461	*
Kenneth E. Jaycox, Jr.	—	—	—	—	—	*
All current directors and executive officers as a group (23) persons	55,057	4,822	278,199	20,050	358,128	2.1%

*	Less than 1%.
(1)	Includes shares that may be acquired immediately upon termination as a director by conversion of Stock Units.
(2)	Includes shares that may be acquired upon exercise of stock options either immediately or within sixty (60) days of October 21, 2024.
(3)	Includes fully-vested Restricted Stock Units that may be settled within sixty (60) days, one or five years after grant date or, termination of service as a director.
(4)	Includes 176 shares held as trustee of a trust for Mr. Rhodes’ son, 177 shares held as trustee of a trust for Mr. Rhodes’ daughter, 476 shares held as trustee of trusts for Mr. Rhodes’ nieces and nephews, 50 shares held as co-trustee of a trust for one of Mr. Rhodes’ siblings and 1,936 shares owned by a trust for Mr. Rhodes’ family in which his wife is trustee. Also includes 4,431 shares held by a charitable foundation for which Mr. Rhodes is president and a director and for which he shares investment and voting power.

76	2024 Proxy Statement

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following entities are known by us to own more than five percent of our outstanding common stock:

Name and Address		Ownership
of Beneficial Owner	Shares	Percentage (1)
Vanguard Group, Inc. (2)	1,764,550	10.43%
100 Vanguard Blvd.
Malvern, PA 19355
JPMorgan Chase & Co (3)	1,341,924	7.93%
383 Madison Avenue
New York, NY 10017
BlackRock, Inc. (4)	1,247,581	7.37%
55 East 52nd Street
New York, NY 10055

(1)	The ownership percentages are calculated based on the number of shares of AutoZone common stock outstanding as of October 21, 2024.
(2)	Amounts reported in the table are based on information contained in a Form 13F filed by Vanguard Group Inc. on August 13, 2024 for the quarter ending June 30, 2024. Based on information contained in a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group (“Vanguard”), as of December 29, 2023, Vanguard beneficially owned 1,746,278 shares of common stock, including (a) 0 shares over which it had sole voting power, (b) 23,424 shares over which it had shared voting power, (c) 1,670,243 shares over which it had sole dispositive power and (d) 76,035 shares over which it had shared dispositive power.
(3)	Amounts reported in the table are based on information contained in a Form 13F filed by JPMorgan Chase & Co. (“JPM”) on August 12, 2024 for the quarter ending June 30, 2024. Based on information contained in a Schedule 13G/A filed on January 4, 2024 by JPM, as of December 29, 2023, JPM beneficially owned 826,689 shares of common stock, including (a) 758,249 shares over which it had sole voting power, (b) 3,032 shares over which it had shared voting power, (c) 825,554 shares over which it had sole dispositive power and (d) 621 shares over which it had shared dispositive power.
(4)	Amounts reported in the table are based on information contained in a Form 13F filed by BlackRock, Inc. (“BlackRock”) on August 13, 2024 for the quarter ending June 30, 2024. Based on information contained in a Schedule 13G/A filed on January 26, 2024 by BlackRock, as of December 31, 2023, BlackRock beneficially owned 1,273,656 shares of common stock, including (a) 1,141,373 shares over which it had sole voting power and (b) 1,273,656 shares over which it had sole dispositive power.

Delinquent Section 16(a) Reports

Securities laws require our executive officers, directors, and beneficial owners of more than ten percent of our common stock to file insider trading reports (Forms 3, 4, and 5) with the SEC and the NYSE relating to the number of shares of common stock that they own, and any changes in their ownership. To our knowledge, based solely on our records and certain written representations received from our executive officers and directors, during the fiscal year ended August 31, 2024, all persons related to AutoZone that are required to file these insider trading reports have filed them in a timely manner. Copies of the insider trading reports can be found on the AutoZone website at www.investors.autozone.com.

2024 Proxy Statement	77

Equity Compensation Plans

The following table sets forth certain information as of August 31, 2024, with respect to compensation plans under which shares of AutoZone common stock may be issued.

			Number of securities
			remaining available for
	Number of securities to		future issuance under
	be issued upon exercise	Weighted-average	equity compensation
	of outstanding	exercise price of	plans (excluding
	options, warrants	outstanding options,	securities reflected
	and rights	warrants and rights	in the first column)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	923,843	$1,446.21	1,522,672
Equity compensation plans not approved by security holders (2)	438	74.21	—
Total	924,281	$1,445.56	1,522,672

(1)	Consists of the Amended 2011 Equity Plan, 2020 Omnibus Incentive Plan, the Employee Stock Purchase Plan, the Executive Stock Purchase Plan and the 2003 Director Compensation Plan. Column (a) consists of shares of common stock issuable upon exercise of outstanding options and upon vesting and payment of outstanding restricted stock units, stock appreciation rights and deferred shares under each of the foregoing plans. Restricted stock units and deferred shares are settled for shares of common stock on a one-for-one basis and have no exercise price. Accordingly, they have been excluded for purposes of computing the weighted-average exercise price in column (b). Column (c) consists of shares available for issuance pursuant to the 2020 Omnibus Incentive Plan, the Employee Stock Purchase Plan and the Executive Stock Purchase Plan.
(2)	Consists of the AutoZone, Inc. Second Amended and Restated Director Compensation Plan, which was approved by the Board but was not submitted for approval by the shareholders as then permitted under the rules of the NYSE. This plan was terminated in December 2002. Any outstanding awards consist of stock appreciation rights that may be converted into shares immediately upon termination as a director.

78	2024 Proxy Statement

GENERAL INFORMATION

Attending and Voting Information

During the Annual Meeting, the Company intends to answer questions that are pertinent to the Company and the official business of the Annual Meeting, subject to time constraints.

ELIGIBLE ATTENDEES OF THE ANNUAL MEETING. Only shareholders of record at the close of business on October 21, 2024 (the “Record Date”), or holders of a validly issued proxy, are entitled to attend and vote at the Annual Meeting. The only class of stock that can be voted at the Annual Meeting is our common stock, which is the only class of stock of AutoZone that is issued and outstanding. Each share of common stock is entitled to one vote on all matters that come before the Annual Meeting. At the close of business on the Record Date, we had XXXXXXXX shares of common stock outstanding.

ANNUAL MEETING LOCATION. The Annual Meeting will be held at the J. R. Hyde III Store Support Center located at 123 S. Front St, Memphis, Tennessee 38103. You are encouraged to arrive early to allow sufficient time to secure parking and complete admission verification procedures.

ADMISSION REQUIREMENTS. To be admitted, you must present a government-issued photo identification, such as a driver’s license, state-issued ID card or passport, and proof of share ownership as of the Record Date. To prove ownership, shareholders of record will be verified against our list of registered shareholders, and beneficial shareholders, those who own their shares through an intermediary such as a bank or broker or other nominee, must show: an account statement showing their share ownership as of the Record Date; a copy of the voting instruction form or a valid legal proxy from the broker, trustee, bank or nominee holding the shares; a letter from a broker, trustee, bank or nominee holding the shares confirming the beneficial owner’s ownership as of the Record Date; or other similar evidence of ownership. We reserve the right to deny admittance to anyone who does not comply with these requirements as determined in our sole discretion. If you hold shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both provide identification.

LIVE WEBCAST. A live, audio-only webcast and audio recording of the Annual Meeting will be available at www.investors.autozone.com for shareholders and interested guests.

HOW TO VOTE.

Prior to the Meeting: If you are a shareholder of record as of the record date, you can vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your proxy card by mail.

On the Internet:	By Telephone:	By Mail:
You may vote on the Internet by following the instructions on the Notice or proxy card. If you vote on the Internet, you do not have to mail in your proxy card.	You may vote by telephone by following the instructions on the Notice or proxy card. If you submit your vote by telephone, you do not have to mail in your proxy card.	If you received printed proxy materials, you may vote by properly completing and signing the enclosed proxy card and returning it in the enclosed envelope.

If your shares are held in a brokerage account, bank, trust or another nominee as custodian, you are considered the “beneficial owner” of shares and will receive materials and voting instructions directly from your broker, bank, trustee or other nominee.

2024 Proxy Statement	79

During the Meeting: You may vote your shares in-person at the annual meeting. See above for important information regarding who is eligible to attend the meeting and meeting admission requirements. Even if you plan to attend the meeting, we recommend that you vote in advance so that your vote will be counted if you later decide not to attend the meeting or fail to comply with the stated admission requirements.

Multiple Notices and Voting Forms: If you hold shares in different formats (e.g. both as a “record holder” and a “beneficial owner”) or in multiple brokerage accounts, you will receive multiple notices or voting instruction forms. Please vote the shares represented by each notice, proxy card and/or voting instruction form you receive to ensure that all your shares are voted.

HOW VOTES ARE COUNTED. Your shares will be voted as you indicate on your proxy card. If you sign your card without indicating how you wish to vote, your shares will be voted FOR our nominees for director, FOR Ernst & Young LLP as independent registered public accounting firm, FOR the advisory vote on executive compensation, FOR the Company proposal to reduce the ownership threshold to call a special meeting of shareholders, AGAINT the shareholder proposal and in the proxies’ discretion on any other matter that may properly be brought before the Annual Meeting or any adjournment of the Annual Meeting. The votes will be tabulated and certified by our transfer agent, Computershare Inc. A representative of Computershare will serve as the inspector of election.

HOW TO CHANGE YOUR VOTE. You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice to our Secretary that you have revoked the proxy, providing a valid later-dated proxy, providing a later-dated vote by telephone or Internet or by voting in person at the Annual Meeting. Any written notice should be sent to the Secretary at 123 South Front Street, Dept. 8074, Memphis, Tennessee 38103 and received no later than 5:00 p.m. Central Time on December 17, 2024. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record and following the instructions they’ve provided.

QUORUM REQUIREMENTS. Holders of a majority of the shares of the voting power of the Company’s common stock must be present in person or by proxy in order for a quorum to be present. Shares abstaining from voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists. If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. Any business which could have been transacted at the Annual Meeting as originally scheduled can be conducted at the adjourned meeting.

BROKER NON-VOTES. Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares and the firm does not have the authority to vote the shares in its discretion.

80	2024 Proxy Statement

MATTERS TO BE VOTED UPON. At the Annual Meeting, shareholders will be asked to vote on the following proposals:

Proposals		Board Recommendation	Voting Approval Standard	Abstentions	Broker Non-Votes
1.	Election of 9 directors	FOR	More votes For than Against	No effect	No effect
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year	FOR	More votes For than Against	No effect	No effect
3.	Approval of an advisory vote on the compensation of our named executive officers.	FOR	More votes For than Against	No effect	No effect
4.	Advisory vote on reducing the ownership threshold to call a special meeting of shareholders	FOR	More votes For than Against	No effect	No effect
5.	Shareholder Proposal	AGAINST	More votes For than Against	No effect	No effect

Shareholders also will transact any other business that may be properly brought before the Annual Meeting.

ANNUAL REPORT. A copy of our FY24 Form 10-K has been posted online, along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. The FY24 Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting materials. We filed our FY24 Form 10-K with the SEC on October 28, 2024 and will mail, without charge, a copy of such report, without exhibits to those who make a written request to our Secretary at 123 South Front Street, Dept. 8074, Memphis, Tennessee 38103.

REVIEWING PROXY MATERIALS ONLINE. The rules of the SEC allow us to furnish proxy materials to our shareholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide our shareholders with the information that they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, this Proxy Statement and our annual report to security holders are available on our website at investors.autozone.com. Additionally, you may access our proxy materials at www.envisionreports.com/AZO.

REQUESTING A PRINTED COPY OF PROXY MATERIALS. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will instruct you as to how you may obtain a printed copy of our proxy materials at no charge. All requests for printed copies of proxy materials must be received by December 11, 2024.

COSTS OF SOLICITATION. AutoZone will pay all expenses incurred in this proxy solicitation. We also may make additional solicitations in person, by telephone, facsimile, e-mail, or other forms of communication. Brokers, banks, and others who hold our stock for beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

2024 Proxy Statement	81

The 2025 Annual Meeting

Shareholder proposals and director nominations for consideration at the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) must be submitted in writing and mailed to AutoZone, Inc., Attention: Secretary, Post Office Box 2198, Dept. 8074, Memphis, Tennessee 38101-2198. The information provided below is a summary. Additional detail as to requirements and other related matters can be found in our By-Laws and/or certain rules adopted by the SEC, as applicable.

Shareholder Proposals for Inclusion in Proxy Statement. In order to propose an item of business to be considered for inclusion in our proxy materials relating to the 2025 Annual Meeting, eligible shareholders must submit proposals that comply with Rule 14a-8 under the Exchange Act. Such proposal must be received by our Secretary by XXXXXXX, 2025.

Director Nominations for Inclusion in the Proxy Statement. In order to nominate a director candidate for inclusion in our proxy statement relating to the 2025 Annual Meeting, a shareholder or group of shareholders must comply with the “proxy access” provision set forth in Article II, Section 10 of AutoZone’s By-Laws. This section provides that an individual eligible shareholder, or group of up to 20 eligible shareholders, must own 3% or more of AutoZone’s outstanding common stock continuously for at least the previous three years, and may nominate up to the greater of two individuals or 20% of the Board for inclusion in our proxy statement. Requests to include shareholder-nominated director candidates in our 2025 Proxy Statement must be received by our Corporate Secretary not earlier than August 20, 2025, and not later than September 19, 2025. The nominating shareholder(s) must provide certain information and meet the other specific requirements of our By-Laws, and each nominee must meet the qualifications required by our By-Laws.

Business Not for Inclusion in the Proxy Statement. In accordance with Article II, Section 2 of AutoZone’s By-Laws, shareholder proposals received after August 20, 2025, but before September 19, 2025, may be presented at the Annual Meeting, but will not be included in the Proxy Statement. Any shareholder proposal received on or after September 19, 2025, will not be eligible to be presented for a vote to the shareholders in accordance with our By-Laws.

Universal Proxy Rules for Director Nominations

In addition to satisfying the foregoing requirements under AutoZone’s By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than AutoZone’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be postmarked or transmitted electronically no later than October 19, 2025.

82	2024 Proxy Statement

PRELIMINARY - SUBJECT TO COMPLETION

Annual Meeting Proxy Card

A Proposals

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Philip B. Daniele, III	☐	☐	☐	02 - Michael A. George	☐	☐	☐	03 - Linda A. Goodspeed	☐	☐	☐
04 - Earl G. Graves, Jr.	☐	☐	☐	05 - Brian P. Hannasch	☐	☐	☐	06 - Gale V. King	☐	☐	☐
07 - George R. Mrkonic, Jr.	☐	☐	☐	08 - William C. Rhodes, III	☐	☐	☐	09 - Jill A. Soltau	☐	☐	☐

	For	Against	Abstain
5. Shareholder Proposal regarding Special Shareholder Meeting improvement	☐	☐	☐

1UPX 626891

04INHC

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 041NHC + + A Proposals 1. Election of Directors: q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card The Board of Directors recommends a vote FOR all director nominees. 01 - Philip B. Daniele, III 04 - Earl G. Graves, Jr. 07 - George R. Mrkonic, Jr. 02 - Michael A. George 05 - Brian P. Hannasch 08 - William C. Rhodes, III 03 - Linda A. Goodspeed 06 - Gale V. King 09 - Jill A. Soltau For Against Abstain For Against Abstain For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year 3. Approval of an advisory vote on the compensation of named executive officers For Against Abstain For Against Abstain 4. Approval of an advisory vote on reducing the ownership threshold to call a special meeting of shareholders The Board of Directors recommends a vote FOR Proposals 2 through 4. 5. Shareholder Proposal regarding Special Shareholder Meeting improvement For Against Abstain The Board of Directors recommends a vote AGAINST Proposal 5. NOTE: In accordance with their best judgment, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 626891 PRELIMINARY - SUBJECT TO COMPLETION

Notice of Annual Meeting of Shareholders Proxy Solicited by Board of Directors of AutoZone, Inc. for the Annual Meeting of Shareholders — December 18, 2024 I hereby appoint Jenna M. Bedsole and Priya A. Galante, and each of them, as proxies, with full power of substitution to vote all shares of common stock of AutoZone, Inc., which I would be entitled to vote at the Annual Meeting of AutoZone, Inc. to be held on Wednesday, December 18, 2024 at 8:00 a.m. CT on proposals 1, 2, 3, 4 and 5 as I have specified, and in their discretion on other matters as may come before the meeting. This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted FOR the nominees, FOR proposals 2, 3 and 4, and AGAINST proposal 5. (Items to be voted appear on reverse side) AutoZone, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/AZO